     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 15, 1998

                                                             REG. NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                      USBANCORP, INC.                                         USBANCORP CAPITAL TRUST I
   (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)      (EXACT NAME OF THE REGISTRANT AS SPECIFIED IN ITS TRUST
                        PENNSYLVANIA                                                  AGREEMENT)
      (STATE OR OTHER JURISDICTION OF INCORPORATION OR                                 DELAWARE
                        ORGANIZATION)                               (STATE OR OTHER JURISDICTION OF INCORPORATION
                         25-1424278                                         OR ORGANIZATION OF REGISTRANT)
            (I.R.S. EMPLOYER IDENTIFICATION NO.)                                     APPLIED FOR
  MAIN AND FRANKLIN STREETS, JOHNSTOWN, PENNSYLVANIA 15907               (I.R.S. EMPLOYER IDENTIFICATION NO.)
                       (814) 533-5300                          MAIN AND FRANKLIN STREETS, JOHNSTOWN, PENNSYLVANIA 15907
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,                             (814) 533-5300
                    INCLUDING AREA CODE,                         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
        OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)                             INCLUDING AREA CODE,
                                                                     OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                               JEFFREY A. STOPKO
               SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                                USBANCORP, INC.
                                  P.O. BOX 430
                           MAIN AND FRANKLIN STREETS,
                         JOHNSTOWN, PENNSYLVANIA 15907
                              (814) 533-5300-0430

 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                    OF AGENT FOR SERVICE OF EACH REGISTRANT)
                                WITH COPIES TO:

                     JEFFREY P. WALDRON                                              LEE MEYERSON
                       STEVENS & LEE                                          SIMPSON THACHER & BARTLETT
         ONE GLENHARDIE CORPORATE CENTER SUITE 202                  425 LEXINGTON AVENUE, NEW YORK, NEW YORK 10017
       1275 DRUMMERS LANE, WAYNE, PENNSYLVANIA 19087                                (212) 455-2000
                       (610) 293-4961

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   As soon as practicable after the Registration Statement becomes effective.
                            ------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE
================================================================================

                                                                             PROPOSED            PROPOSED
             TITLE OF EACH CLASS OF                   AMOUNT TO BE       MAXIMUM OFFERING    MAXIMUM AGGREGATE      AMOUNT OF
          SECURITIES TO BE REGISTERED                  REGISTERED        PRICE PER UNIT(1)   OFFERING PRICE(1)  REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
Junior Subordinated Deferrable Interest
  Debentures of USBANCORP, Inc.(2)..............       1,380,000              $25.00            $34,500,000          $10,178
---------------------------------------------------------------------------------------------------------------------------------
Preferred Securities of USBANCORP Capital Trust
  I.............................................       1,380,000              $25.00            $34,500,000            NA
---------------------------------------------------------------------------------------------------------------------------------
The USBANCORP, Inc. Guarantee with respect to
  Preferred Securities(3)(4)....................           NA                   NA                  NA                 NA
---------------------------------------------------------------------------------------------------------------------------------
Total...........................................       1,380,000               100%           $34,500,000(5)         $10,178
=================================================================================================================================

(1) Estimated solely for the purpose of computing the registration fee.
(2) The Junior Subordinated Deferrable Interest Debentures will be purchased by USBANCORP Capital Trust I with the proceeds of the sale of the Preferred Securities.
(3) No separate consideration will be received for the USBANCORP Guarantee.
(4) This Registration Statement is deemed to cover the Junior Subordinated Deferrable Interest Debentures of USBANCORP, the rights of holders of Junior Subordinated Deferrable Interest Debentures of USBANCORP, Inc. under the Indenture, the rights of holders of Preferred Securities of USBANCORP Capital Trust I under the Trust Agreement, the rights of holders of the Preferred Securities under the Guarantee, which, taken together, fully, irrevocably and unconditionally guarantee all of the respective obligations of USBANCORP Capital Trust I under the Preferred Securities.
(5) Such amount represents the principal amount of Junior Subordinated Deferrable Interest Debentures issued at their principal amount and the issue price rather than the principal amount of Junior Subordinated Deferrable Interest Debentures issued at an original issue discount. Such amount also represents the initial public offering price of the USBANCORP Capital Trust I Preferred Securities.
                            ------------------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION DATED APRIL   , 1998
                                  $30,000,000
                           USBANCORP CAPITAL TRUST I
                                    BLUS(SM)
                      % BENEFICIAL UNSECURED SECURITIES, SERIES A
                 (LIQUIDATION AMOUNT $25 PER CAPITAL SECURITY)
         FULLY AND UNCONDITIONALLY GUARANTEED, AS DESCRIBED HEREIN, BY

                                [USBANCORP LOGO]

The     % Beneficial Unsecured Securities, Series A (the "Series A Capital
Securities"), offered hereby represent beneficial ownership interests in USBANCORP Capital Trust I, a statutory business trust created under the laws of the State of Delaware (the "Issuer"). USBANCORP, Inc., a Pennsylvania corporation (the "Corporation"), will be the owner of all the beneficial ownership interests represented by common securities of the Issuer (the "Series A Common Securities" or "Common Securities" and, collectively with the Series A Capital Securities, the "Series A Securities"). The Bank of New York is the Property Trustee of the Issuer. The Issuer exists for the sole purpose of issuing the Series A Capital Securities and the Series A Common Securities and
investing the proceeds thereof in approximately $30,900,000 million of     %
Junior Subordinated Deferrable Interest Debentures, Series A (the "Series A Subordinated Debentures"), to be issued by the Corporation. The Series A Subordinated Debentures will mature on June 30, 2028. The Series A Capital Securities will have a preference under certain circumstances with respect to cash distributions and amounts payable on liquidation or redemption over the Series A Common Securities. See "Description of Series A Capital
Securities -- Subordination of Common Securities."

    Holders of the Series A Capital Securities will be entitled to receive cumulative cash distributions accruing from the date of original issuance and payable quarterly in arrears on the last day of March, June, September and
December of each year, commencing June 30, 1998, at the annual rate of     % on
the Liquidation Amount (as defined herein) of $25 per Series A Capital Security ("Distributions"). Subject to certain exceptions, as described herein, the Corporation has the right to defer payment of interest on the Series A Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarterly periods with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity of the Series A Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all interest then
accrued and unpaid (together with interest thereon at the rate of     % per
annum, compounded quarterly, to the extent permitted by applicable law), the Corporation may elect to begin a new Extension Period subject to the requirements set forth herein. If interest

                                                          Continued on next page
                               ------------------

      SEE "RISK FACTORS" BEGINNING ON PAGE 9 HEREOF FOR CERTAIN INFORMATION RELEVANT TO AN INVESTMENT IN THE SERIES A CAPITAL SECURITIES.
                               ------------------

THESE SECURITIES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.
                               ------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS TO WHICH IT RELATES. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.
                               ------------------

=================================================================================================================================
                                                      INITIAL PUBLIC               UNDERWRITING              PROCEEDS TO THE
                                                    OFFERING PRICE(1)             COMMISSIONS(2)             ISSUER(1)(3)(4)
---------------------------------------------------------------------------------------------------------------------------------
   Per Series A Capital Security............              $25.00                       (3)                        $25.00
   Total....................................           $30,000,000                     (3)                     $30,000,000
=================================================================================================================================

(1) Plus accrued Distributions, if any, from               , 1998 to the date of
    delivery.

(2) The Issuer and the Corporation have each agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."

(3) In view of the fact that the proceeds of the sale of the Series A Capital Securities will be invested in the Series A Subordinated Debentures, the Corporation has agreed to pay to the Underwriters as compensation for their
    arranging the investment therein of such proceeds $    per Series A Capital
    Security (or $        in the aggregate). See "Underwriting."

(4) Expenses of the offering, which are payable by the Corporation, are estimated to be $250,000.

(5) The Issuer has granted the Underwriters a 30-day option to purchase up to 180,000 additional Series A Capital Securities on the same terms and conditions set forth above to cover over-allotment options, if any. If this option is exercised in full, the Total Price to the Public will be $34,500,000 and Proceeds to the Issuer will be $34,500,000. See "Underwriting."
                               ------------------

    The Series A Capital Securities offered hereby are offered severally by the Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that the Series A Capital Securities will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company in New York,
New York, on or about April   , 1998, against payment therefor in immediately
available funds.

CIBC OPPENHEIMER                                          LEGG MASON WOOD WALKER
                                                          INCORPORATED

April   , 1998.

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE SERIES A CAPITAL SECURITIES, INCLUDING OVERALLOTMENT, ENTERING STABILIZING BIDS, EFFECTING SYNDICATE COVERING TRANSACTIONS AND IMPOSING PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."
------------------------

(cover page continued)

payments on the Series A Subordinated Debentures are so deferred, distributions on the Series A Capital Securities will also be deferred and the Corporation will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to the Corporation's capital stock or debt securities that rank pari passu with or junior to the Series A Subordinated Debentures. During an Extension Period, interest on the Series A Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the Series A Capital Securities are entitled will
accumulate) at the rate of      % per annum, compounded quarterly from the
relevant payment date for such interest, and holders of Series A Capital Securities will be required to accrue interest income for United States federal income tax purposes. See "Description of Series A Subordinated
Debentures -- Option to Defer Interest Payments" and "Certain Federal Income Tax Consequences -- Interest Income and Original Issue Discount."

     The Series A Subordinated Debentures are unsecured and subordinated to all Senior Debt (as defined herein). Substantially all of the Corporation's existing indebtedness constitutes Senior Debt. Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary, including, United States National Bank in Johnstown ("U.S. Bank") and Three Rivers Bank and Trust Company ("Three Rivers Bank"), upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent that the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Series A Subordinated Debentures (and therefore the Series A Capital Securities) will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and holders thereof should only look to the assets of the Corporation for payments on the Series A Subordinated Debentures. See "Description of Junior Subordinated Debentures -- Subordination".

     The Corporation has, through the Series A Guarantee, the Series A Trust Agreement, the Series A Subordinated Debentures and the Indenture (each as defined herein), taken together, fully, irrevocably and unconditionally guaranteed all of the Issuer's obligations under the Series A Capital Securities. See "Relationship Among the Series A Securities, the Series A Subordinated Debentures and the Series A Guarantees -- Full and Unconditional Guarantee." The Series A Guarantee of the Corporation (the "Series A Guarantee") guarantees the payment of Distributions and payments on liquidation of the Issuer or redemption of the Series A Capital Securities, but only in each case to the extent of funds held by the Issuer, as described herein. See "Description of Series A Guarantee." If the Corporation does not make interest payments on the Series A Subordinated Debentures held by the Issuer, the Issuer will have insufficient funds to pay Distributions on the Series A Capital Securities. The Series A Guarantee does not cover payment of Distributions when the Issuer has insufficient funds to pay such Distributions. In such event, a holder of Series A Capital Securities may institute a legal proceeding directly against the Corporation pursuant to the terms of the Indenture to enforce payment of amounts equal to such Distributions to such holder. See "Description of Junior Subordinated Debentures -- Enforcement of Certain Rights by Holders of Series A Capital Securities." The obligations of the Corporation under the Series A Guarantee are subordinate and junior in right of payment to all Senior Debt of the Corporation.

     The Series A Capital Securities are subject to mandatory redemption, in whole or in part, upon repayment of the Series A Subordinated Debentures at their Stated Maturity or earlier redemption. Subject to the Corporation having received prior approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve") to do so if then required under applicable capital guidelines or policies, the Series A Subordinated Debentures are redeemable prior to their Stated Maturity at the option of the Corporation (i) on or after June 30, 2003, in whole at any time or in part from time to time, or (ii) at any time in certain circumstances as described under "Description of Series A Subordinated Debentures -- Conditional Right to

Redeem upon a Tax Event or Capital Treatment Event," in whole (but not in part), within 90 days following the occurrence of a Tax Event or Capital Treatment Event. See "Description of Series A Capital Securities -- Redemption" and "Description of Series A Subordinated Debentures -- Redemption."

     The Corporation will have the right at any time to terminate the Issuer, subject to the Corporation having received prior approval of the Federal Reserve to do so if then required under applicable capital guidelines or policies. See "Description of Series A Capital Securities -- Liquidation of Issuer and Distribution of Series A Subordinated Debentures to Holders." In the event of the termination of the Issuer, after satisfaction of liabilities to creditors of the Issuer as required by applicable law, the holders of the Series A Capital Securities will be entitled to receive $25 per Series A Capital Security (the "Liquidation Amount") plus accumulated and unpaid Distributions thereon to the date of payment, which may be in the form of a distribution of such amount in Series A Subordinated Debentures in exchange therefor, subject to certain exceptions. See "Description of Series A Capital Securities -- Liquidation Distribution Upon Termination".

     The Series A Capital Securities will be represented by one or more global certificates registered in the name of The Depository Trust Company ("DTC") or its nominee. Beneficial interests in the Series A Capital Securities will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants ("Participants"). Except as described herein, Series A Capital Securities in certificated form will not be issued in exchange for the global certificates. See "Description of Series A Capital Securities -- Registration of Series A Capital Securities."

                               ------------------

     As used herein, (i) the "Indenture" means the Junior Subordinated Indenture, dated as of April 1, 1998, as amended and supplemented from time to time, between the Corporation and The Bank of New York, as trustee (the "Debenture Trustee"), and (ii) the "Series A Trust Agreement" means the Amended and Restated Trust Agreement relating to the Issuer among the Corporation, as Depositor, The Bank of New York, as Property Trustee (the "Property Trustee"), The Bank of New York (Delaware), as Delaware Trustee (the "Delaware Trustee"), the Administrative Trustees named therein (collectively, with the Property Trustee and Delaware Trustee, the "Issuer Trustees") and the holders of the Series A Capital Securities.

                             AVAILABLE INFORMATION

     The Corporation is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 02549. Such material may also be accessed electronically by means of the Commission's home page on the internet at http://www.sec.gov. In addition, such reports, proxy statements and other information concerning the Corporation can be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street N.W., Washington, D.C. 20006.

     The Corporation and the Issuer have filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Corporation and the securities offered hereby, reference is made to the Registration Statement and the exhibits and the financial statements, notes and schedules filed as a part thereof or incorporated by reference therein, which may be inspected at the public reference facilities of the Commission at the addresses set forth above or through the Commission's home page on the Internet. Statements made in this Prospectus concerning the contents of any documents referred to herein are not necessarily complete, and in each instance are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement.

     No separate financial statements of the Issuer have been included herein. The Corporation and the Issuer do not consider that such financial statements would be material to holders of the Series A Capital Securities because the Issuer is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Series A Subordinated Debentures of the Corporation and issuing the Series A Capital Securities. See "The Issuer," "Description of Series A Capital Securities," "Description of Series A Subordinated Debentures" and "Description of Series A Guarantee." In addition, the Corporation does not expect that the Issuer will be filing reports under the Exchange Act with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Corporation with the Commission are incorporated into this Prospectus by reference:

          1. Annual Report on Form 10-K for the year ended December 31, 1997.

     Each document or report filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of any offering of securities made by this Prospectus shall be deemed to be incorporated by reference into this Prospectus and to be a part of this Prospectus from the date of filing of such document. Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

     The Corporation will provide without charge to any person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference herein (other than exhibits not specifically incorporated by reference into the texts of such documents). Requests for such documents should be directed to: USBANCORP, Inc., P.O. Box 430, Main and Franklin Streets, Johnstown, Pennsylvania 15907-0430,
Attention: Chief Financial Officer, telephone number (814) 533-5310.

                                    SUMMARY

     The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus.

                                USBANCORP, INC.

     The Corporation is a Pennsylvania corporation and bank holding company headquartered in Johnstown, Pennsylvania and is the holding company for United States National Bank in Johnstown ("U.S. Bank") and Three Rivers Bank & Trust Company ("Three Rivers Bank"). At December 31, 1997, the Corporation had total consolidated assets, deposits and shareholders' equity of $2.24 billion, $1.14 billion and $158 million, respectively.

     U.S. Bank is a national banking association organized under the laws of the United States. Through 20 locations in Cambria, Clearfield, Somerset, and Westmoreland Counties, Pennsylvania, U.S. Bank conducts a general banking business. Three Rivers Bank is a state bank organized under Pennsylvania law. Through 23 locations in Allegheny and Washington Counties, Pennsylvania, Three Rivers Bank conducts a general banking business.

                              RECENT DEVELOPMENTS
                                   (TO COME)

                           USBANCORP CAPITAL TRUST I

     The Issuer is a statutory business trust formed under Delaware law pursuant to (i) the Series A Trust Agreement executed by the Corporation, as Sponsor, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee and the three individual Administrative Trustees named therein, and (ii) the filing of a certificate of trust with the Delaware Secretary of
State on April   , 1998. The Issuer's business and affairs are conducted by the
Issuer Trustees: the Property Trustee, the Delaware Trustee, and the three individual Administrative Trustees who are employees or officers of or affiliated with the Corporation. The Issuer exists for the exclusive purposes of
(i) issuing and selling the Series A Capital Securities, (ii) using the proceeds from the sale of the Series A Capital Securities to acquire the Series A Subordinated Debentures issued by the Corporation and (iii) engaging in only those other activities necessary, advisable or incidental thereto (such as registering the transfer of the Series A Capital Securities). Accordingly, the Series A Subordinated Debentures will be the sole assets of the Issuer, and payments under the Series A Subordinated Debentures will be the sole revenue of the Issuer. All of the Series A Common Securities will be owned by the Corporation.

                                  THE OFFERING

Securities Offered.........  1,200,000 Series A Capital Securities

Offering Price.............  $25.00 per Capital Security plus accumulated
                             Distributions, if any, from           , 1998.

Distributions..............  The Distributions payable on each Series A Capital
                             Security will be fixed at a rate per annum of    %
                             of the Liquidation Amount of $25 per Series A Capital Security, will be cumulative, will accrue from the date of issuance of the Series A Capital Securities, and will be payable quarterly in arrears on the first day of March, June, September and December of each year, commencing on June 30, 1998 (subject to possible deferral as described below) and on the Stated Maturity Date. The amount of each Distribution due with respect to the Series A Capital Securities will include amounts accrued through the date the Distribution payment is due. See "Description of Series A Capital
                             Securities -- Distributions."

Extension Periods..........  Distributions on Series A Capital Securities will be deferred for the duration of any Extension Period elected by the Corporation with respect to the payment of interest on the Series A Subordinated Debentures. No Extension Period will exceed 20 consecutive quarterly periods, end on a date other than an Interest Payment Date or extend beyond the Stated Maturity Date. See "Description of Series A Subordinated Debentures -- Option to Extend Interest Payment Date" and "Certain Federal Income Tax Consequences -- Interest Income and Original Issue Discount."

Ranking....................  The Series A Capital Securities will rank pari passu, and payments thereon will be made pro rata, with the Common Securities except as described under "Description of Series A Capital
                             Securities -- Subordination of Common Securities." The Series A Subordinated Debentures will rank pari passu with all other junior subordinated debentures to be issued by the Corporation with substantially similar subordination terms and which have been or may be issued and sold to any other trust, or a trustee of such trust, partnership or other entity affiliated with the Corporation that is a financing vehicle of the Corporation (a "financing entity") established or to be established by the Corporation and will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the Indenture to all Senior Debt (as defined herein) of the Corporation. See "Description of Series A Subordinated Debentures." The Series A Guarantee will rank pari passu with all other guarantees issued or to be issued by the Corporation with respect to capital securities issued or to be issued by a financing entity and will constitute an unsecured obligation of the Corporation and will rank subordinate and junior in right of payment to the extent and in the manner set forth in the Guarantee Agreement to all Senior Debt of the Corporation. See "Description of Series A Guarantee." In addition, because the Corporation is a holding company, the Series A Subordinated Debentures and the Series A Guarantee will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, including the deposit liabilities of U.S. Bank and Three Rivers Bank. See "Description of Series A Subordinated Debentures -- Subordination."

Redemption.................  The Series A Capital Securities will be subject to mandatory redemption, (i) in whole but not in part, on the Stated Maturity Date upon repayment of the Series A Subordinated Debentures, (ii) in whole but not in part, at any time prior to June 30, 2003, contemporaneously with the optional prepayment of the Series A Subordinated Debentures by the Corporation upon the occurrence and continuation of a Tax Event or Capital Treatment Event and (iii) in whole or in part, on or after June 30, 2003, contemporaneously with the optional prepayment by the Corporation of the Series A Subordinated Debentures. See "Description of Series A Capital Securities -- Redemption."

Absence of Market for the
  Series A Capital
  Securities...............  The Series A Capital Securities will be a new issue of securities for which there currently is no market. The Issuer and the Corporation intend to apply for quotation of the Series A Capital Securities on the Nasdaq National Market. See "Underwriting." Although the underwriters have informed the Issuer and the Corporation that they each currently intend to make a market in the Series A Capital Securities, the underwriters are not obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the Series A Capital Securities.

Use of Proceeds............  The proceeds to the Issuer from the sale of the
                             Capital Securities will be invested by the Issuer in the Series A Subordinated Debentures. The Corporation intends to use the net proceeds from the sale of the Series A Subordinated Debentures for general corporate purposes, including the repayment of debt, the repurchase of Corporation common stock and investments in and advances to Corporation subsidiaries. See "Use of Proceeds."

ERISA Considerations.......  For a discussion of certain restrictions on purchases, see "ERISA Considerations."

Risk Factors...............  For a discussion of considerations relevant to an investment in the Series A Capital Securities, see "Risk Factors."

                                  RISK FACTORS

     Prospective purchasers of the Series A Capital Securities should carefully review the information contained elsewhere in this Prospectus and should particularly consider the following matters. In addition, because holders of Series A Capital Securities may receive Series A Subordinated Debentures in exchange therefor upon liquidation of the Issuer, prospective purchasers of Series A Capital Securities are also making an investment decision with regard to the Series A Subordinated Debentures and should carefully review all the information regarding the Series A Subordinated Debentures contained herein.

RANKING OF SUBORDINATED OBLIGATIONS UNDER THE SERIES A GUARANTEE AND THE SERIES A SUBORDINATED DEBENTURES

     The obligations of the Corporation under the Series A Guarantee issued by the Corporation for the benefit of the holders of Series A Capital Securities and under the Series A Subordinated Debentures are unsecured and rank subordinate and junior in right of payment to all Senior Debt of the Corporation. Substantially all of the Corporation's existing indebtedness constitutes Senior Debt. Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of the assets of any subsidiary, including the U.S. Bank and Three Rivers Bank, upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent that the Corporation may itself be recognized as a creditor of that subsidiary. There are various legal limitations on the extent to which certain of the Corporation's subsidiaries may extend credit, pay dividends or otherwise supply funds to, or engage in transactions with, the Corporation or certain of its other subsidiaries. Accordingly, the Series A Subordinated Debentures and the Series A Guarantee will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and holders of Series A Subordinated Debentures and beneficiaries of the Series A Guarantee should look only to the assets of the Corporation for payments on the Series A Subordinated Debentures or under the Series A Guarantee, as the case may be. See "USBANCORP, Inc." None of the Indenture, the Series A Guarantee or the Series A Trust Agreement places any limitation on the amount of secured or unsecured debt, including Senior Debt, that may be incurred by the Corporation. See "Description of Series A Guarantee -- Status of the Guarantee" and "Description of Series A Subordinated Debentures -- Subordination."

     The ability of the Issuer to pay amounts due on the Series A Capital Securities is solely dependent upon the Corporation's making payments on the Series A Subordinated Debentures as and when required.

OPTION TO DEFER INTEREST PAYMENT; TAX CONSEQUENCES; MARKET PRICE CONSEQUENCES

     So long as no event of default under the Indenture has occurred and is continuing, the Corporation has the right under the Indenture to defer payment of interest on the Series A Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarterly periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Series A Subordinated Debentures. As a consequence of any such deferral, quarterly Distributions on the Series A Capital Securities by the Issuer will also be deferred (and the amount of Distributions to which holders of the Series A Capital Securities are entitled will accumulate additional
Distributions thereon at the rate of      % per annum, compounded quarterly from
the relevant payment date for such Distributions) during any such Extension Period. During any such Extension Period, the Corporation may not, and may not permit any subsidiary of the Corporation to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock, (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation (including other series of Junior Subordinated Debentures) that rank pari passu with or junior in interest to the Series A Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation if such guarantee ranks pari passu with or junior in interest to the Series A Subordinated Debentures (other than (a) dividends or distributions in capital stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a shareholders' rights plan or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Series A Guarantee and (d) purchases of common stock related to the issuance of common stock or rights under any of the Corporation's benefit plans for its directors, officers or employees, related to the issuance of common stock or rights under a dividend reinvestment and stock purchase plan, or related to the issuance of common stock (or securities convertible into or exchangeable for common stock) as consideration in an acquisition transaction that was entered into prior to the commencement of such Extension Period). Prior to the termination of any such Extension Period, the Corporation may further defer the payment of interest, provided that no Extension Period may exceed 20 consecutive quarterly periods or extend beyond the Stated Maturity of the Series A Subordinated Debentures. Upon the termination of any Extension Period and the payment of all interest then
accrued and unpaid (together with interest thereon at the rate of      % per
annum, compounded quarterly from the interest payment date for such interest, to the extent permitted by applicable law), the Corporation may elect to begin a new Extension Period subject to the above requirements. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "Description of Series A Capital Securities -- Distributions" and "Description of Series A Subordinated Debentures -- Option to Defer Interest Payments."

     Should an Extension Period occur, a holder of Series A Capital Securities will be required to accrue income (in the form of original issue discount) in respect of its pro rata share of the Series A Subordinated Debentures held by the Issuer for United States federal income tax purposes. As a result, a holder of Series A Capital Securities will be required to include such income in gross income for United States federal income tax purposes in advance of the receipt of cash attributable to such income, and will not receive the cash related to such income from the Issuer if the holder disposes of the Series A Capital Securities prior to the record date for the payment of Distributions. See "Certain Federal Income Tax Consequences -- Interest Income and Original Issue Discount" and "-- Sales or Redemption of Series A Capital Securities."

     The Corporation has no current intention of exercising its right to defer payments of interest on the Series A Subordinated Debentures. However, should the Corporation elect to exercise such right in the future, the market price of the Series A Capital Securities is likely to be affected. A holder that disposes of its Series A Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Series A Capital Securities.

REDEMPTION UPON TAX EVENT OR CAPITAL TREATMENT EVENT

     Upon the occurrence and continuation of a Tax Event or Capital Treatment Event (whether occurring before or after June 30, 2003), the Corporation has the right if certain conditions are met, to redeem the Series A Subordinated Debentures in whole (but not in part) within 90 days following the occurrence of such Tax Event or Capital Treatment Event and thereby cause a mandatory redemption of the Series A Capital Securities. The exercise of such right is subject to the Corporation's having received prior approval of the Federal Reserve to do so if then required under applicable capital guidelines or policies. See "Description of Series A Subordinated Debentures -- Conditional Right to Redeem upon a Tax Event or Capital Treatment Event" and "Description of Series A Capital Securities -- Redemption or Exchange."

     A "Tax Event" means the receipt by the Issuer of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement or decision is announced on or after the date of issuance of the Series A Capital Securities under the Series A Trust Agreement, there is more than an insubstantial risk that (i) the Issuer is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Series A Subordinated Debentures, (ii) interest payable by the Corporation on the Series A Subordinated Debentures is not, or within 90 days of the date of such opinion, will not be, deductible by the Corporation, in whole or in part, for United States federal income tax purposes or (iii) the Issuer is, or will be within 90 days of the date of the opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges. With respect to Series A Subordinated Debentures which are no longer held by the Issuer or another issuer, "Tax Event" means the receipt by the Corporation of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement or decision is announced on or after the date of issuance of the Series A Subordinated Debentures under the Indenture, there is more than an insubstantial risk that interest payable by the Corporation on the Series A Subordinated Debentures is not, or within 90 days of the date of such opinion will not be, deductible by the Corporation, in whole or in part, for United States federal income tax purposes (each of the circumstances referred to in clauses (i), (ii) and (iii) of the preceding sentence and the circumstances referred to in this sentence being referred to herein as an "Adverse Tax Consequence").

     A "Capital Treatment Event" means the reasonable determination by the Corporation that, as a result of any amendment to, or change (including any proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement, action or decision is announced on or after the date of issuance of the Series A Capital Securities under the Series A Trust Agreement, there is more than an insubstantial risk that the Corporation will not be entitled to treat an amount equal to the Liquidation Amount of the Series A Capital Securities as "Tier 1 Capital" (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Corporation.

EXCHANGE OF SERIES A CAPITAL SECURITIES FOR SERIES A SUBORDINATED DEBENTURES

     The Corporation will have the right at any time to terminate the Issuer and, after satisfaction of liabilities to creditors of the Issuer as required by applicable law, cause the Series A Subordinated Debentures to be distributed to the holders of the Series A Capital Securities in exchange therefor upon liquidation of the Issuer. The exercise of such right is subject to the Corporation having received prior approval of the Federal Reserve if then required under applicable capital guidelines or policies. See "Description of Series A Capital Securities -- Liquidation of Issuer and Distribution of Series A Subordinated Debentures to Holders" and "Description of Series A
Securities -- Redemption or Exchange."

     Under current United States federal income tax law and interpretations and assuming, as expected, the Issuer is classified as a grantor trust for such purposes, a distribution of the Series A Subordinated Debentures upon a liquidation of the Issuer should not be a taxable event to holders of the Series A Capital Securities. However, if a Tax Event were to occur which would cause the Issuer to be subject to United States federal income tax with respect to income received or accrued on the Series A Subordinated Debentures, a distribution of the Series A Subordinated Debentures by the Issuer could be a taxable event to the Issuer and the holders of the Series A Capital Securities. See "Certain Federal Income Tax Consequences -- Distribution of Series A Subordinated Debentures to Holders of Series A Capital Securities."

MARKET PRICES

     There can be no assurance as to the market prices for Series A Capital Securities or Series A Subordinated Debentures that may be distributed in exchange for Series A Capital Securities upon liquidation of the Issuer. Accordingly, the Series A Capital Securities that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Series A Subordinated Debentures that a holder of Series A Capital Securities may receive on liquidation of the Issuer, may trade at a discount to the price that the investor paid to purchase the Series A Capital Securities offered hereby. As a result of the existence of the Corporation's right to defer interest payments, the market price of the Series A Capital Securities (which represent beneficial ownership interests in the Issuer) may be more volatile than the market prices of other securities that are not subject to such optional deferrals. See "Description of Series A Subordinated Debentures" and "Description of Series A Subordinated Debentures."

RIGHTS UNDER THE SERIES A GUARANTEE

     The Series A Guarantee guarantees to the holders of the Series A Capital Securities the following payments, to the extent not paid by the Issuer: (i) any accumulated and unpaid Distributions required to be paid on the Series A Capital Securities, to the extent that the Issuer has funds on hand available therefor at such time, (ii) the redemption price with respect to any Series A Capital Securities called for redemption, to the extent that the Issuer has funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of the Issuer (unless the Series A Subordinated Debentures are distributed to holders of the Series A Capital Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Issuer has funds on hand available therefor at such time, and (b) the amount of assets of the Issuer remaining available for distribution to holders of the Series A Capital Securities after payment of creditors of the Issuer as required by applicable law. The Series A Guarantee will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Bank of New York will act as the indenture trustee under the Series A Guarantee (the "Guarantee Trustee") for the purpose of compliance with the Trust Indenture Act and will hold the Series A Guarantee for the benefit of the holders of the Series A Capital Securities. The Bank of New York will also act as Debenture Trustee for the Series A Subordinated Debentures and as Property Trustee under the Indenture and The Bank of New York (Delaware) will act as Delaware Trustee under the Series A Trust Agreement.

     The Series A Guarantee is subordinate as described under "-- Ranking of Subordinated Obligations Under the Series A Guarantee and the Series A Subordinated Debentures."

     The holders of not less than a majority in aggregate Liquidation Amount of the Series A Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Series A Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Series A Guarantee. Any holder of the Series A Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the Series A Guarantee without first instituting a legal proceeding against the Issuer, the Guarantee Trustee or any other person or entity. If the Corporation were to default on its obligation to pay amounts payable under the Series A Subordinated Debentures, the Issuer would lack funds for the payment of Distributions or amounts payable on redemption of the Series A Capital Securities or otherwise, and, in such event, holders of the Series A Capital Securities would not be able to rely upon the Series A Guarantee for payment of such amounts. Instead, if an event of default under the Indenture shall have occurred and be continuing and such event is attributable to the failure of the Corporation to pay interest on or principal of the Series A Subordinated Debentures on the applicable payment date, then a holder of Series A Capital Securities may institute a legal proceeding directly against the Corporation pursuant to the terms of the Indenture for enforcement of payment to such holder of the principal of or interest on such Series A Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Series A Capital Securities of such holder (a "Direct Action"). In connection with such Direct Action, the Corporation will have a right of set-off under the Indenture to the extent of any payment made by the Corporation to such holder of Series A Capital Securities in the Direct Action. Except as described herein, holders of Series A Capital Securities will not be able to exercise directly any other remedy available to the holders of the Series A Subordinated Debentures or assert directly any other rights in respect of the Series A Subordinated Debentures. See "Description of Series A Subordinated Debentures -- Enforcement of Certain Rights by Holders of Preferred Securities," "-- Debenture Events of Default" and "Description of Series A Guarantee." The Series A Trust Agreement provides that each holder of Series A Capital Securities by acceptance thereof agrees to the provisions of the Series A Guarantee and the Indenture.

LIMITED VOTING RIGHTS

     Holders of Series A Capital Securities generally will have limited voting rights relating only to the modification of the Series A Capital Securities and the Series A Guarantee and the exercise of the Issuer's rights as holder of Series A Subordinated Debentures. Holders of Series A Capital Securities will not be entitled to vote to appoint, remove or replace the Property Trustee, the Delaware Trustee or any Administrative Trustee, and such voting rights are vested exclusively in the holder of the Series A Common Securities except, with respect to the Property Trustee and the Delaware Trustee, upon the occurrence of certain events described herein. The Property Trustee, the Administrative Trustees and the Corporation may amend the Series A Trust Agreement without the consent of holders of Series A Capital Securities to ensure that the Issuer will not be classified for United States federal income tax purposes as an association or publicly traded partnership subject to taxation as a corporation unless such action materially and adversely affects the interests of such holders. See "Description of Series A Capital
Securities -- Removal of Issuer Trustees" and "--Voting Rights; Amendment of Series A Trust Agreement."

TRADING CHARACTERISTICS

     The Issuer and the Corporation intend to apply for quotation of the Series A Capital Securities on the Nasdaq National Market. Although the Underwriters have indicated to the Corporation and the Issuer that they intend to make a market in the Series A Capital Securities, they are not obligated to do so and may discontinue any such market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the Series A Capital Securities.

     The Series A Capital Securities may trade at prices that do not fully reflect the value of accrued and unpaid interest with respect to the underlying Series A Subordinated Debentures. See "Certain Federal Income Tax
Consequences -- Interest Income and Original Issue Discount" and "-- Sales or Redemption of Series A Capital Securities" for a discussion of the United States federal income tax consequences that may result from a taxable disposition of the Series A Capital Securities.

                           USBANCORP CAPITAL TRUST I

     USBANCORP Capital Trust I (the "Issuer") is a statutory business trust created under Delaware law pursuant to (i) the Series A Trust Agreement executed by the Corporation, as Depositor, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee, and the Administrative Trustees named therein, and (ii) the filing of a certificate of trust with the
Delaware Secretary of State on April   , 1998. The Series A Trust Agreement will
be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Issuer exists for the exclusive purposes of (i) issuing and selling the Series A Capital Securities and Series A Common Securities, (ii) using the proceeds from the sale of Series A Capital Securities and Series A Common Securities to acquire Series A Subordinated Debentures issued by the Corporation and (iii) engaging in only those other activities necessary or incidental thereto (such as registering the transfer of the Series A Capital Securities). Accordingly, the Series A Subordinated Debentures will be the sole assets of the Issuer, and payments under the Series A Subordinated Debentures will be the sole revenue of the Issuer.

     All of the Series A Common Securities will be owned by the Corporation. The Series A Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Series A Capital Securities, except that upon the occurrence and continuance of an event of default under the Series A Trust Agreement resulting from an event of default under the Indenture, the rights of the Corporation as holder of the Series A Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Series A Capital Securities. See "Description of Series A Capital Securities -- Subordination of Common Securities." The Corporation will acquire Series A Common Securities in an aggregate Liquidation Amount at least equal to 3% of the total capital of the Issuer.

     The Issuer has a term of 55 years, but may terminate earlier as provided in the Series A Trust Agreement. The Issuer's business and affairs are conducted by the Issuer Trustees: The Bank of New York, as Property Trustee, and The Bank of New York (Delaware), as Delaware Trustee, and individual Administrative Trustees who are employees or officers of or affiliated with the Corporation. The Bank of New York, as Property Trustee, will act as sole trustee under the Series A Trust Agreement for purposes of compliance with the Trust Indenture Act. The Bank of New York will also act as trustee under the Series A Guarantee and the Indenture. See "Description of Series A Guarantee" and "Description of Series A Subordinated Debentures." The holder of the Series A Common Securities of the Issuer, or the holders of a majority in Liquidation Amount of the Series A Capital Securities if an event of default under the Series A Trust Agreement has occurred and is continuing, will be entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee. In no event will the holders of the Series A Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees; such voting rights are vested exclusively in the holder of the Series A Common Securities. The Corporation will pay all fees and expenses related to each Issuer and the offering of the Series A Capital Securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of each Issuer.

     The principal executive office of the Issuer is c/o The Bank of New York (Delaware), White Clay Center, Newark, Delaware 19711, Attention: Corporate Trust Department and its telephone number is (814) 533-5300.

     It is anticipated that the Issuer will not be subject to the reporting requirements under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                                USBANCORP, INC.

GENERAL

     The Corporation is a registered bank holding company organized under the Pennsylvania Business Corporation Law and is registered under the Bank Holding Corporation Act of 1956, as amended (the "BHCA"). The Corporation's principal activities consist of owning and operating its five wholly-owned subsidiary entities, U.S. Bank, Three Rivers Bank, USBANCORP Trust Corporation, United Bancorp Life Insurance Corporation and UBAN Associates. At December 31, 1997, the Corporation had, on a consolidated basis, total assets, deposits, and shareholders' equity of $2.24 billion, $1.14 billion and $158 million, respectively.

     The Corporation and the subsidiary entities derive substantially all of their income from banking and bank-related services. The Corporation functions primarily as a coordinating and servicing unit for its subsidiary entities in general management, credit policies and procedures, accounting and taxes, loan review, auditing, investment advisory, compliance, marketing, insurance risk management, general corporate services, and financial and strategic planning. The Corporation, as a bank holding company, is regulated under the BHCA, and is supervised by the Board of Governors of the Federal Reserve System.

USBANCORP BANKING SUBSIDIARIES:

  U.S. Bank

     U.S. Bank is a national banking association organized under the laws of the United States. Through 20 locations in Cambria, Clearfield, Somerset, and Westmoreland Counties, Pennsylvania, U.S. Bank conducts a general banking business. It is a full-service bank offering (i) retail banking services; (ii) lending, depository and related financial services to commercial, industrial, financial, and governmental customers; and (iii) credit card operations through MasterCard and VISA. U.S. Bank also operates 24 automated bank teller machines ("ATMs") through its 24-Hour Banking Network which is linked with MAC(R), a regional ATM(R) network, and CIRRUS, a national ATM network. Additionally, USNB Financial Services Corporation, a wholly owned subsidiary of U.S. Bank, engages in the sale of annuities, mutual funds, and insurance.

  Three Rivers Bank

     Three Rivers Bank is a state bank chartered under the Pennsylvania Banking Code of 1965, as amended. Through 23 locations in Allegheny and Washington Counties, Pennsylvania, Three Rivers Bank conducts a general retail banking business consisting of granting commercial, consumer, construction, mortgage and student loans, and offering checking, interest bearing demand, savings and time deposit services. It also operates 23 ATMs that are affiliated with MAC(R), and Plus System(R), a national ATM network. Three Rivers Bank also offers wholesale banking services to other banks, merchants, governmental units, and other large commercial accounts. Three Rivers Bank has also executed an agreement to acquire two additional branches having approximately $38 million in deposits from another financial institution. Three Rivers is paying a deposit premium of 7% and an existing Three Rivers Bank branch will be consolidated into one of the acquired branches. Three Rivers Bank also has two wholly owned mortgage banking subsidiaries -- Standard Mortgage Corporation and UBAN Mortgage Corporation. Standard Mortgage Corporation, based in Atlanta, Georgia, is a mortgage banking company that originates, sells, and services residential mortgage loans. UBAN Mortgage Corporation was formed in January 1997 for the purpose of originating and selling mortgage loans primarily in Western Pennsylvania. Additionally, TRB Financial Services Corporation, a wholly owned subsidiary of Three Rivers Bank, engages in the sale of annuities and mutual funds.

USBANCORP NON-BANKING SUBSIDIARIES:

  USBANCORP Trust Corporation

     USBANCORP Trust Corporation is a trust company organized under Pennsylvania law which offers a complete range of trust services through each of the Corporation's subsidiary banks. At December 31, 1997, USBANCORP Trust Corporation had $1.12 billion in assets under management which included both discretionary and non-discretionary assets.

  United Life

     United Life is a captive insurance company organized under the laws of the State of Arizona. United Life engages in underwriting, as reinsurer, of credit life and disability insurance within the Corporation's six county market area. Operations of United Life are conducted in each office of the Corporation's banking subsidiaries.

  UBAN Associates

     UBAN Associates is a registered investment advisory firm that administers investment portfolios, offers operational support systems and provides asset and liability management services to small and mid-sized community banks. UBAN Associates was formed in January 1997.

Recent Developments

                                USE OF PROCEEDS

     All of the proceeds from the sale of the Series A Capital Securities will be invested by the Issuer in Series A Subordinated Debentures. The Corporation intends that the proceeds from the sale of the Series A Subordinated Debentures will be added to its general corporate funds and will be used for general corporate purposes, including the repayment of debt, the repurchase of Corporation common stock and investments in and advances to Corporation subsidiaries.

     The Corporation is required by the Federal Reserve to maintain certain levels of capital for bank regulatory purposes. On October 21, 1996, the Federal Reserve announced that cumulative preferred securities having the characteristics of the Series A Capital Securities could be included as Tier 1 Capital for bank holding companies. Such Tier 1 Capital treatment, together with the Corporation's ability to deduct, for federal income tax purposes, interest payable on the Series A Subordinated Debentures, will provide the Corporation with a more cost-effective means of obtaining capital for bank regulatory purposes than other Tier 1 Capital alternatives currently available to it.

                CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

     The following table sets forth the Corporation's consolidated ratios of earnings to fixed charges and ratios of earnings to combined fixed charges and preferred stock dividend requirements for each of the periods indicated:

                                                                         YEAR ENDED DECEMBER 31,
                                                           ---------------------------------------------------
                                                            1997       1996       1995       1994       1993
                                                            ----       ----       ----       ----       ----
Earnings to Fixed Charges:
  Excluding Interest on Deposits.........................     1.72       1.79       1.77       2.34       5.41
  Including Interest on Deposits.........................     1.37       1.36       1.30       1.37       1.45
Earnings to Combined Fixed Charges and Preferred Stock
  Dividend Requirements:
  Excluding Interest on Deposits.........................     1.72       1.79       1.77       2.34       5.26
  Including Interest on Deposits.........................     1.37       1.36       1.30       1.37       1.45

     For purposes of computing the ratios of earnings to fixed charges and of earnings to combined fixed charges and preferred stock dividend requirements, earnings represent net income from continuing operations plus total taxes based on income and fixed charges. Fixed charges, excluding interest on deposits, include interest expense (other than on deposits), one-third (the proportion deemed representative of the interest factor) of rents, net of income from subleases, and capitalized interest. Fixed charges, including interest on deposits, include all interest expense, one-third (the proportion deemed representative of the interest factor) of rents, net of income from subleases, and capitalized interest.

                                 CAPITALIZATION

     The following table sets forth the consolidated capitalization of the Corporation and its subsidiaries as of December 31, 1997 and as adjusted to give effect to the consummation of the offering of the Series A Capital Securities and the issuance of the Series A Subordinated Debentures. The following data should be read in conjunction with the consolidated financial statements and notes thereto of the Corporation and its subsidiaries incorporated herein by reference.

                                                             DECEMBER 31, 1997
                                                         --------------------------
                                                           ACTUAL       AS ADJUSTED
                                                           ------       -----------
                                                               (IN THOUSANDS)
                                                         (UNAUDITED)
     Federal Funds Purchased and Securities Sold Under
       Agreements to Repurchase........................  $   92,829     $   92,829
     Other Short-term Borrowings.......................      57,892         57,892
     Advances from Federal Home Loan Bank..............     754,195        754,195
     Collateralized Mortgage Obligation................       3,779          3,779
     Long-term Debt....................................       4,361          4,361
     Guaranteed Preferred Beneficial Interests in
       Corporation's Junior Subordinated Deferrable
       Interest Debentures, Series A(1)................          --         30,000
                                                         ----------     ----------
     Total Debt........................................  $  913,056     $  943,056
                                                         ==========     ==========
     Shareholders' Equity
       Common Stock....................................      14,402         14,402
       Capital Surplus.................................      93,934         93,934
       Retained Earnings...............................      78,866         78,866
       Net Unrealized Gain on Securities Available for
          Sale Net of Taxes............................       2,153          2,153
       Treasury Stock, At Cost.........................     (31,175)       (31,175)
                                                         ----------     ----------
          Total Shareholders' Equity...................  $  158,180     $  158,180
                                                         ----------     ----------
     Total Capitalization..............................  $1,071,236     $1,101,236
                                                         ==========     ==========

---------------
     (1) As described herein, the sole assets of the Issuer will be
approximately $     million principal amount of Series A Subordinated Debentures to be issued by the Corporation to the Issuer. The Series A Subordinated
Debentures will bear interest at the rate of      % per annum on the Liquidation
Amount of $25 per Series A Subordinated Debenture and will mature on June 30, 2028. The Corporation will own all of the Series A Common Securities of the Issuer. It is anticipated that the Issuer will not be subject to the reporting requirements under the Exchange Act.

                      SELECTED CONSOLIDATED FINANCIAL DATA

                                                   AT OR FOR THE YEAR ENDED DECEMBER 31,
                                       --------------------------------------------------------------
                                          1997         1996         1995         1994         1993
                                       ----------   ----------   ----------   ----------   ----------
                                          (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA AND RATIOS)
SUMMARY OF INCOME STATEMENT DATA:
Total interest income................  $  154,788   $  137,333   $  129,715   $  102,811   $   85,735
Total interest expense...............      87,929       76,195       73,568       46,993       36,250
                                       ----------   ----------   ----------   ----------   ----------
Net interest income..................      66,859       61,138       56,147       55,818       49,485
  Provision for loan losses..........         158           90          285       (2,765)       2,400
                                       ----------   ----------   ----------   ----------   ----------
Net interest income after provision
  for loan losses....................      66,701       61,048       55,862       58,583       47,085
Total non-interest income............      20,203       18,689       16,543        8,187       10,150
Total non-interest expense...........      54,104       52,474       50,557       49,519       40,715
                                       ----------   ----------   ----------   ----------   ----------
Income before income taxes and
  cumulative effect of change in
  accounting principle...............      32,800       27,263       21,848       17,251       16,520
  Provision for income taxes.........       9,303        7,244        6,045        5,931        5,484
                                       ----------   ----------   ----------   ----------   ----------
Income before cumulative effect of
  change in accounting principle.....      23,497       20,019       15,803       11,320       11,036
  Cumulative effect of change in
     accounting principle............          --           --           --           --        1,452
                                       ----------   ----------   ----------   ----------   ----------
Net income...........................  $   23,497   $   20,019   $   15,803   $   11,320   $   12,488
                                       ==========   ==========   ==========   ==========   ==========
Net income applicable to common
  stock..............................  $   23,497   $   20,019   $   15,803   $   11,320   $   12,385
                                       ==========   ==========   ==========   ==========   ==========
PER COMMON SHARE DATA:(1)
Basic Earnings:
  Net income.........................  $     4.69   $     3.85   $     2.89   $     2.18   $     2.78
  Income before cumulative effect of
     change in accounting principle,
     and acquisition charge..........        4.69         3.85         2.89         2.54         2.46
Diluted Earnings:
  Net income.........................        4.61         3.83         2.88         2.18         2.78
  Income before cumulative effect of
     change in accounting principle,
     and acquisition charge..........        4.61         3.83         2.88         2.54         2.45
Cash dividends declared..............        1.60         1.37         1.06         0.97         0.86
Book value at period end.............       32.32        29.90        28.34        24.57        24.67

BALANCE SHEET AND OTHER DATA:
Total assets.........................  $2,239,110   $2,087,112   $1,885,372   $1,788,890   $1,241,521
Loans and loans held for sale, net of
  unearned income....................     989,575      939,726      834,634      868,004      727,186
Allowance for loan losses............      12,113       13,329       14,914       15,590       15,260
Investment securities available for
  sale...............................     580,115      455,890      427,112      259,462      428,712
Investment securities held to
  maturity...........................     532,341      546,318      463,951      524,638           --
Deposits.............................   1,139,527    1,138,738    1,177,858    1,196,246    1,048,866
Long-term debt.......................       4,361        4,172        5,061        5,806        3,445
Stockholders' equity.................     158,180      151,917      150,492      137,136      116,615
Full-time equivalent employees(2)....         765          759          742          780          665

                                                       AT OR FOR THE YEAR ENDED DECEMBER 31,
                                                   ---------------------------------------------
                                                   1997      1996      1995      1994      1993
                                                   -----     -----     -----     -----     -----
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
                                                                    AND RATIOS)
SELECTED FINANCIAL RATIOS:
Return on average total equity before SFAS #109
  benefit and acquisition charge.................  15.00%    13.36%    11.03%    10.41%    10.13%
Return on average assets before SFAS #109 benefit
  and acquisition charge.........................   1.09      1.03      0.87      0.87      0.91
Loans and loans held for sale, net of unearned
  income, as a percent of deposits, at period
  end............................................  86.84     82.52     70.86     72.56     69.33
Ratio of average total equity to average
  assets.........................................   7.28      7.69      7.85      8.39      8.96
Common stock cash dividends as a percent of net
  income applicable to common stock..............  34.00     35.28     36.43     44.57     32.28
Common and preferred stock cash dividends as a
  percent of net income..........................  34.00     35.28     36.43     44.57     32.84
Interest rate spread.............................   2.97      3.06      2.94      3.47      3.72
Net interest margin..............................   3.43      3.52      3.45      4.03      4.34
Allowance for loan losses as a percentage of
  loans and loans held for sale, net of unearned
  income, at period end..........................   1.22      1.42      1.79      1.80      2.10
Non-performing assets as a percentage of loans
  and loans held for sale and other real estate
  owned, at period end...........................   0.89      0.92      1.13      0.91      0.89
Net charge-offs as a percentage of average loans
  and loans held for sale........................   0.14      0.20      0.08      0.04      0.13
Ratio of earnings to fixed charges and preferred
  dividends:(3)
  Excluding interest on deposits.................   1.72x     1.79x     1.77x     2.34x     5.26x
  Including interest on deposits.................   1.37      1.36      1.30      1.37      1.45
One Year GAP ratio, at period end................   0.88      0.79      0.86      0.79      1.10

---------------
(1) The prior years earnings per share have been restated to reflect adoption of SFAS #128.
(2) Full-time equivalent employees in 1994 include 115 employees as a result of the Johnstown Savings Bank acquisition. Full-time equivalent employees in 1993 include 18 employees as a result of certain branch acquisitions.
(3) The ratio of earnings to fixed charges and preferred dividends is computed by dividing the sum of income before taxes, fixed charges, and preferred dividends by the sum of fixed charges and preferred dividends. Fixed charges represent interest expense and are shown as both excluding and including interest on deposits.

                              ACCOUNTING TREATMENT

     For financial reporting purposes, the Issuer will be treated as a subsidiary of the Corporation and, accordingly, the accounts of the Issuer will be included in the consolidated financial statements of the Corporation. The Series A Capital Securities will be presented as part of a separate line item in the consolidated balance sheets of the Corporation under the caption "Guaranteed Preferred Beneficial Interests in Corporation's Junior Subordinated Deferrable Interest Debentures, Series A" and appropriate disclosures about the Series A Capital Securities, the Series A Guarantee and the Series A Subordinated Debentures will be included in the notes to the consolidated financial statements. For financial reporting purposes, the Corporation will record Distributions payable on the Series A Capital Securities as an expense in the consolidated statements of income.

     The Corporation has agreed that future financial reports of the Corporation will: (i) present the Series A Capital Securities issued by the Corporation on the Corporation's balance sheet as a separate line item entitled "Guaranteed Preferred Beneficial Interests in Corporation's Junior Subordinated Deferrable Interest Debentures, Series A;" (ii) include in a footnote to the financial statements disclosure that the sole assets of the trusts are the Series A Subordinated Debentures (specifying as to each trust the principal amount, interest rate and maturity date of Series A Subordinated Debentures held); and (iii) if Staff Accounting Bulletin 53 treatment is sought, include, in an audited footnote to the financial statements, disclosure that (a) the Issuer is wholly owned, (b) the sole assets of the trusts are the Series A Subordinated Debentures (specifying as to each trust the principal amount, interest rate and maturity date of the Series A Subordinated Debentures held), and (c) the obligations of the Corporation under the Series A Subordinated Debentures, the Indenture, the Series A Trust Agreement and the Series A Guarantee, in the aggregate, constitute a full and unconditional guarantee by the Corporation of such trust's obligations under the Series A Capital Securities issued by the Issuer.

                   DESCRIPTION OF SERIES A CAPITAL SECURITIES

     This summary of certain terms and provisions of the Series A Capital Securities, which describes the material provisions thereof, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Series A Trust Agreement including the definitions therein of certain terms, and the Trust Indenture Act, to each of which reference is hereby made. Wherever particular defined terms of the Series A Trust Agreement (as amended or supplemented from time to time) are referred to herein, such defined terms are incorporated herein by reference. The form of the Series A Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus form a part.

GENERAL

     The Series A Capital Securities of an Issuer will rank pari passu, and payments will be made thereon pro rata, with the Common Securities of that Issuer except as described under "-- Subordination of Common Securities." Legal title to the Series A Subordinated Debentures will be held by the Property Trustee in trust for the benefit of the holders of the Series A Capital Securities and Common Securities. The Series A Guarantee Agreement executed by the Corporation for the benefit of the holders of the Series A Capital Securities (the "Guarantee") will be a guarantee on a subordinated basis with respect to the Series A Capital Securities but will not guarantee payment of Distributions or amounts payable on redemption or liquidation of such Series A Capital Securities when the Issuer does not have funds on hand available to make such payments. See "Description of Series A Guarantee."

DISTRIBUTIONS

     The Series A Capital Securities represent beneficial ownership interests in the Issuer, and Distributions on the Series A Capital Securities will be cumulative, will accumulate from the date of original issuance and will be
payable at the annual rate of      % on the stated Liquidation Amount of $25,
payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each, a "Distribution Date"), to the holders of the Series A Capital Securities on the relevant record dates. The record dates for the Series A Capital Securities will be, for so long as the Series A Capital Securities remain in book-entry form, one Business Day (as defined below) prior to the relevant Distribution Date and, in the event the Series A Capital Securities are not in book-entry form, the 15th day of the month in which the relevant Distribution Date occurs. Distributions will accumulate from the date of original issuance. The first Distribution Date for the Series A Capital Securities will be June 30, 1998. The period beginning on and including the date of original issuance and ending on but excluding the first Distribution Date and each successive period beginning on and including a Distribution Date and ending on but excluding the next succeeding Distribution Date is herein called a "Distribution Period". The amount of Distributions payable for any Distribution Period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any Distribution Date would otherwise fall on a day that is not a Business Day, such Distribution Date shall be postponed to the next day that is a Business Day (without any additional Distributions or other payment in respect of such delay) unless it would thereby fall in the next calendar year, in which event the Distribution Date shall be brought forward to the immediately preceding Business Day. A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in the City of New York are authorized or required by law or executive order to remain closed or a day on which the principal corporate trust office of the Property Trustee is closed for business.

     So long as no event of default under the Indenture has occurred and is continuing, the Corporation has the right under the Indenture to defer payment of interest on the Series A Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarterly periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Series A Subordinated Debentures. As a consequence of any such deferral of interest payments by the Corporation, quarterly Distributions on the Series A Capital Securities by the Issuer will also be deferred during any such Extension Period. Distributions to which holders of the Series A Capital Securities are entitled will accumulate additional Distributions thereon
at the rate of      % per annum, compounded quarterly from the relevant payment date for such Distributions. The term "Distributions" as used herein shall include any such additional Distributions. During any such Extension Period, the Corporation may not, and may not permit any subsidiary of the Corporation to,
(i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock, (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation (including other series of Junior Subordinated Debentures) that rank pari passu with or junior in interest to the Series A Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation if such guarantee ranks pari passu with or junior in interest to the Series A Subordinated Debentures (other than (a) dividends or distributions in capital stock of the Corporation,
(b) any declaration of a dividend in connection with the implementation of a shareholders' rights plan or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Series A Guarantee and (d) purchases of common stock related to the issuance of common stock or rights under any of the Corporation's benefit plans for its directors, officers or employees, related to the issuance of common stock or rights under a dividend reinvestment and stock purchase plan, or related to the issuance of common stock (or securities convertible into or exchangeable for common stock) as consideration in an acquisition transaction that was entered into prior to the commencement of such Extension Period). Prior to the termination of any such Extension Period, the Corporation may further defer the payment of interest on the Series A Subordinated Debentures, provided that no Extension Period may exceed 20 consecutive quarterly periods or extend beyond the Stated Maturity of the Series A Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all interest then accrued and unpaid (together with interest
thereon at the rate of      % per annum, compounded quarterly, to the extent
permitted by applicable law), the Corporation may elect to begin a new Extension Period. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "Description of Series A Subordinated Debentures -- Option to Defer Interest Payments" and "Certain Federal Income Tax Consequences -- Interest Income and Original Issue Discount."

     The revenue of the Issuer available for distribution to holders of Series A Capital Securities will be limited to payments under the Series A Subordinated Debentures in which the Issuer will invest the proceeds from the issuance and sale of its Series A Capital Securities. See "Description of Series A Subordinated Debentures." If the Corporation does not make interest payments or the Series A Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the Series A Capital Securities. The payment of Distributions (if and to the extent the Issuer has funds legally available for the payment of such Distributions and cash sufficient to make such payments) is guaranteed by the Corporation on the basis set forth herein under "Description of Series A Guarantee."

     The Corporation has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Series A Subordinated Debentures.

REDEMPTION

     Upon the repayment or redemption, in whole or in part, of the Series A Subordinated Debentures, whether at Stated Maturity or upon earlier redemption as provided in the Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Series A Capital Securities, upon not less than 30 nor more than 60 days notice prior to the date fixed for redemption, at a redemption price, with respect to the Series A Capital Securities (the "Redemption Price"), equal to the aggregate Liquidation Amount of such Series A Capital Securities, plus accumulated and unpaid Distributions thereon to the date of redemption (the "Redemption Date"). See "Certain Terms of Series A Subordinated Debentures -- Redemption." If less than all of the Series A Subordinated Debentures are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the Series A Capital Securities and the Series A Common Securities.

     The Corporation has the right to redeem the Series A Subordinated Debentures (i) on or after June 30, 2003, in whole at any time or in part from time to time, or (ii) at any time, in certain circumstances as described under "Description of Series A Subordinated Debentures -- Conditional Right to Redeem upon a Tax Event or Capital Treatment Event," in whole (but not in part) within 90 days following the occurrence of a Tax Event or Capital Treatment Event. A redemption of the Series A Subordinated Debentures would cause a mandatory redemption of the Series A Capital Securities and the Series A Common Securities.

REDEMPTION PROCEDURES

     Series A Capital Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the applicable proceeds from the contemporaneous redemption of the Series A Subordinated Debentures. Redemptions of the Series A Capital Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the Issuer has funds on hand available for the payment of such Redemption Price. See also
"-- Subordination of Common Securities."

     If the Issuer gives a notice of redemption in respect of the Series A Capital Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are available, the Property Trustee will deposit irrevocably with DTC funds sufficient to pay the Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders of such Series A Capital Securities. See "Book-Entry Issuance." If the Series A Capital Securities are no longer in book-entry form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the Series A Capital Securities funds sufficient to pay the Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price the holders thereof upon surrender of their certificates evidencing the Series A Capital Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for the Series A Capital Securities called for redemption shall be payable to the holders of Series A Capital Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of Series A Capital Securities so called for redemption will cease, except the right of the holders of Series A Capital Securities to receive the Redemption Price, but without interest on such Redemption Price, and such Series A Capital Securities will cease to be outstanding. In the event that payment of the Redemption Price in respect of Series A Capital Securities called for redemption is improperly withheld or refused and not paid either by the Issuer or by the Corporation pursuant to the Series A Guarantee as described under "Description of Guarantee," Distributions on the Series A Capital Securities will continue to accrue at the then applicable rate, from the Redemption Date originally established by the Issuer for the Series A Capital Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

     Subject to applicable law (including, without limitation, United States federal securities law), the Corporation or its subsidiaries may at any time and from time to time purchase outstanding Series A Capital Securities by tender, in the open market or by private agreement.

     Payment of the Redemption Price on Series A Capital Securities and any distribution of Series A Subordinated Debentures to holders of Series A Capital Securities shall be made to the applicable recordholders thereof as they appear on the register for Series A Capital Securities on the relevant record date, which shall be one Business Day prior to the relevant Redemption Date or liquidation date, as applicable; provided, however, that in the event that Series A Capital Securities are not in book-entry form, the relevant record date for Series A Capital Securities shall be a date at least 15 days prior to the Redemption Date or liquidation date, as applicable.

     If less than all of the Series A Capital Securities and Common Securities issued by an Issuer are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of Series A Capital Securities and Common Securities to be redeemed shall be allocated pro rata to the Series A Capital Securities and the Common Securities based upon the relative Liquidation Amounts of such classes. The particular Series A Capital Securities to be redeemed shall be selected on a pro rata basis not more than 60 days prior to the Redemption Date by the Property Trustee from the outstanding Series A Capital Securities not previously called for redemption, by such method as the Property Trustee shall deem fair and appropriate. The Property Trustee shall promptly notify the trust registrar in writing of the Series A Capital Securities selected for redemption.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each holder of Series A Capital Securities to be redeemed at its registered address.

LIQUIDATION OF SERIES A ISSUER AND DISTRIBUTION OF SERIES A SUBORDINATED DEBENTURES TO HOLDERS

     The Corporation will have the right at any time to terminate the Issuer and, after satisfaction of liabilities to creditors of the Issuer as required by applicable law, to cause the Series A Subordinated Debentures to be distributed to the holders of the Series A Capital Securities in exchange therefor upon liquidation of the Issuer. Such right is subject to the Corporation's having received prior approval of the Federal Reserve if then required under applicable capital guidelines or policies.

     Under current United States federal income tax law and interpretations and assuming, as expected, the Issuer is treated as a grantor trust, a distribution of Series A Subordinated Debentures in exchange for the Series A Capital Securities should not be a taxable event to holders of the Series A Capital Securities. Should there be a change in law, a change in legal interpretation, a Tax Event or other circumstances, however, the distribution could be a taxable event to holders of the Series A Capital Securities. See "Certain Federal Income Tax Consequences -- Distribution of Series A Subordinated Debentures to Holders of Series A Capital Securities." If the Corporation elects neither to redeem the Series A Subordinated Debentures prior to maturity nor to liquidate the Series A Issuer and distribute the Series A Subordinated Debentures to holders of the Series A Capital Securities in exchange therefor, the Series A Capital Securities will remain outstanding until the Stated Maturity of the Series A Subordinated Debentures.

     If the Corporation elects to liquidate the Issuer and thereby causes the Series A Subordinated Debentures to be distributed to holders of the Series A Capital Securities in exchange therefor upon liquidation of the Issuer, the Corporation shall continue to have the right to redeem the Series A Subordinated Debentures in certain circumstances upon the occurrence of a Tax Event or Capital Treatment Event, as described under "Description of Series A Subordinated Debentures -- Conditional Right to Redeem upon a Tax Event or Capital Treatment Event."

     After the liquidation date fixed for any distribution of the Series A Subordinated Debentures for the Series A Capital Securities (i) the Series A Capital Securities will no longer be deemed to be outstanding, (ii) the depositary or its nominee, as the record holder of the Series A Capital Securities, will receive a registered global certificate or certificates representing the Series A Subordinated Debentures to be delivered upon such distribution and (iii) any certificates representing the Series A Capital Securities not held by DTC or its nominee will be deemed to represent the Series A Subordinated Debentures having a principal amount equal to the stated Liquidation Amount of the Series A Capital Securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on the Series A Capital Securities until such certificates are presented to the Administrative Trustees or their agent for transfer or reissuance.

     There can be no assurance as to the market prices for the Series A Capital Securities or the Series A Subordinated Debentures that may be distributed in exchange for the Series A Capital Securities if a dissolution and liquidation of the Issuer were to occur. Accordingly, the Series A Capital Securities that an investor may purchase, or the Series A Subordinated Debentures that the investor may receive on dissolution and liquidation of the Issuer, may trade at a discount to the price that the investor paid to purchase the Series A Capital Securities offered hereby.

     If a Tax Event or Capital Treatment Event in respect of the Series A Capital Securities and Common Securities shall occur and be continuing, the Corporation has the right to redeem the Series A Subordinated Debentures in whole (but not in part) and thereby cause a mandatory redemption of the Series A Capital Securities and Common Securities in whole (but not in part) at the Redemption Price within 90 days following the occurrence of such Tax Event or Capital Treatment Event. In the event a Tax Event or Capital Treatment Event in respect of the Series A Capital Securities and Common Securities has occurred and is continuing and the Corporation does not elect to redeem the Series A Subordinated Debentures and thereby cause a mandatory redemption of the Series A Capital Securities and Common Securities or to terminate the Issuer and cause the Series A Subordinated Debentures to be distributed to holders of the Series A Capital Securities and Common Securities in exchange therefor upon liquidation of the Issuer as described above, such Series A Capital Securities will remain outstanding.

     "Like Amount" means (i) with respect to a redemption of the Series A Capital Securities, the Series A Capital Securities having a Liquidation Amount (as defined below) equal to that portion of the principal amount of the Series A Subordinated Debentures to be contemporaneously redeemed in accordance with the Indenture, the proceeds of which will be used to pay the Redemption Price of such Series A Capital Securities, and (ii) with respect to a distribution of the Series A Subordinated Debentures to holders of the Series A Capital Securities in exchange therefor in connection with a dissolution or liquidation of the Issuer, the Series A Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Series A Capital Securities of the holder.

     The amount payable on the Series A Capital Securities in the event of any liquidation of the Issuer is $25 per Series A Capital Security plus accumulated and unpaid Distributions, which amount may be paid in the form of a distribution of a Like Amount of Series A Subordinated Debentures.

     "Tax Event" with respect to the Issuer means the receipt by the Issuer of Series A Capital Securities of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement or decision is announced on or after the date of issuance of the Series A Capital Securities under the Series A Trust Agreement, there is more than an insubstantial risk that (i) the Issuer is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Series A Subordinated Debentures, (ii) interest payable by the Corporation on the Series A Subordinated Debentures is not, or within 90 days of the date of such opinion, will not be, deductible by the Corporation, in whole or in part, for United States federal income tax purposes, or (iii) the Issuer is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

SUBORDINATION OF COMMON SECURITIES

     Payment of Distributions on, and the Redemption Price of, the Series A Capital Securities and Common Securities, as applicable, shall be made pro rata based on the Liquidation Amount of such Series A Capital Securities and Common Securities; provided, however, that if on any Distribution Date or Redemption Date a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution on, or Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Series A Capital Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all of the outstanding Series A Capital Securities then called for redemption, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Series A Capital Securities then due and payable.

     In the case of any event of default under the Series A Trust Agreement resulting from a Debenture Event of Default, the Corporation as holder of such the Common Securities will be deemed to have waived any right to act with respect to any such event of default under the Series A Trust Agreement until the effect of all such events of default with respect to such Series A Capital Securities have been cured, waived or otherwise eliminated. Until all events of default under the Series A Trust Agreement with respect to the Series A Capital Securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of Series A Capital Securities and not on behalf of the Corporation as holder of the Common Securities, and only the holders of Series A Capital Securities will have the right to direct the Property Trustee to act on their behalf.

LIQUIDATION DISTRIBUTION UPON TERMINATION

     Pursuant to the Series A Trust Agreement, the Issuer shall automatically terminate upon expiration of its term and shall terminate on the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Corporation; (ii) the distribution of a Like Amount of the Series A Subordinated Debentures to the holders of Series A Securities, if the Corporation, as Depositor, has given written direction to the Property Trustee to terminate the Issuer (subject to the Corporation having received prior approval of the Federal Reserve if so required under applicable capital guidelines or policies); (iii) redemption of all Series A Capital Securities as described under "-- Redemption or Exchange -- Mandatory Redemption"; and (iv) the entry of an order for the dissolution of the Issuer by a court of competent jurisdiction.

     If an early termination occurs as described in clause (i), (ii) or (iv) above, the Issuer shall be liquidated by the Property Trustee as expeditiously as the Property Trustee determine to be possible by distributing, after satisfaction of liabilities to creditors of the Issuer as provided by applicable law, to the holders of Series A Capital Securities in exchange therefor a Like Amount of the Series A Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practical, in which event such holders will be entitled to receive out of the assets of the Issuer available for distribution to holders, after satisfaction of liabilities to creditors of such Issuer as provided by applicable law, an amount equal to, in the case of holders of Series A Capital Securities, the aggregate Liquidation Amount plus accrued and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Issuer has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Issuer on the Series A Capital Securities shall be paid on a pro rata basis. The holder(s) of the Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of Series A Capital Securities, except that if a Debenture Event of Default has occurred and is continuing, the Series A Capital Securities shall have a priority over the Common Securities.

EVENTS OF DEFAULT; NOTICE

     Any one of the following events constitutes an "Event of Default" under the Series A Trust Agreement (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (i) the occurrence of a Debenture Event of Default under the Indenture (see "Description of Series A Subordinated Debentures -- Debenture Events of Default"); or

          (ii) default by the Property Trustee in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

          (iii) default by the Property Trustee in the payment of any Redemption Price of any Series A Capital Security when it becomes due and payable; or

          (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Property Trustee in the Series A Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (ii) or (iii) above), and continuation of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the defaulting Property Trustee by the holders of at least 25% in aggregate Liquidation Amount of the outstanding Series A Capital Securities of the Issuer, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Series A Trust Agreement; or

          (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee and the failure by the Corporation to appoint a successor Property Trustee within 90 days thereof.

     Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of Series A Capital Securities, the Administrative Trustees and the Corporation, as Depositor, unless such Event of Default shall have been cured or waived. The Corporation, as Depositor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Series A Trust Agreement.

     If a Debenture Event of Default has occurred and is continuing, the Series A Capital Securities shall have a preference over the Common Securities as described above. See "-- Subordination of Common Securities" and "-- Liquidation Distribution Upon Termination." The existence of an Event of Default does not entitle the holders of Series A Capital Securities to accelerate the maturity thereof.

REMOVAL OF ISSUER TRUSTEES

     Unless a Debenture Event of Default shall have occurred and be continuing, the Property Trustee and the Delaware Trustee may be removed at any time by the holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Series A Capital Securities. In no event will the holders of the Series A Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Corporation as the holder of the Common Securities. No resignation or removal of the Property Trustee or the Delaware Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Series A Trust Agreement.

CO-TRUSTEES AND SEPARATE PROPERTY TRUSTEE

     Unless an Event of Default shall have occurred and be continuing, at any time or from time to time, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may at the time be located, the Corporation, as the holder of the Common Securities, and the Administrative Trustees shall have the power to appoint one or more persons either to act as a co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the Series A Trust Agreement. In case a Debenture Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment.

MERGER OR CONSOLIDATION OF ISSUER TRUSTEES

     Any Person into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of such Trustee, shall be the successor of such Trustee under the Series A Trust Agreement, provided such Person shall be otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE ISSUER

     The Issuer may not merge with or into, consolidate, amalgamate or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other Person, except as described below or as otherwise described in the Series A Trust Agreement. The Issuer may, at the request of the Corporation, with the consent of the Administrative Trustees and without the consent of the holders of the Series A Capital Securities, merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of the Issuer with respect to the Series A Capital Securities or (b) substitutes for the Series A Capital Securities other securities having substantially the same terms as the Series A Capital Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Series A Capital Securities in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Corporation expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Series A Subordinated Debentures, (iii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Series A Capital Securities are then listed, if any,
(iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Series A Capital Securities to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Series A Capital Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose substantially identical to that of the Issuer, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Corporation has received an opinion from independent counsel to the Issuer experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Series A Capital Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Issuer nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and (viii) the Corporation or any permitted successor or assignee owns all of the Common Securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Series A Guarantee. Notwithstanding the foregoing, an Issuer shall not, except with the consent of holders of 100% in Liquidation Amount of the Series A Capital Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Issuer or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF SERIES A TRUST AGREEMENT

     Except as provided below and under "Description of Series A
Guarantee -- Amendments and Assignment" and as otherwise required by law and the Series A Trust Agreement, the holders of the Series A Capital Securities will have no voting rights.

     The Series A Trust Agreement may be amended from time to time by the Corporation, the Property Trustee and the Administrative Trustees, without the consent of the holders of the Series A Capital Securities (i) to cure any ambiguity, correct or supplement any provisions in such Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Series A Trust Agreement, which shall not be inconsistent with the other provisions of the Series A Trust Agreement, or (ii) to modify, eliminate or add to any provisions of such Series A Trust Agreement to such extent as shall be necessary to ensure that the Issuer will be classified for United States federal income tax purposes as a grantor trust at all times that any Series A Capital Securities are outstanding or to ensure that the Issuer will not be required to register as an "investment company" under the Investment Company Act; provided, however, that in the case of either clause (i) or clause (ii), such action shall not adversely affect in any material respect the interests of any holder of Series A Capital Securities, and any such amendments of the Series A Trust Agreement shall become effective when notice thereof is given to the holders of Series A Capital Securities. The Series A Trust Agreement may be amended by the Issuer Trustees and the Corporation with (i) the consent of holders representing not less than a majority (based upon Liquidation Amounts) of the outstanding Series A Capital Securities, and (ii) receipt by the Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Issuer's status as a grantor trust for United States federal income tax purposes or the Issuer's exemption from status as an "investment company" under the Investment Company Act, provided that without the consent of each holder of Series A Capital Securities, the Series A Trust Agreement may not be amended to
(i) change the amount or timing of any Distribution on the Series A Capital Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Series A Capital Securities as of a specified date or (ii) restrict the right of a holder of Series A Capital Securities to institute suit for the enforcement of any such payment on or after such date.

     So long as Series A Subordinated Debentures are held by the Property Trustee, the Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Property Trustee with respect to such Series A Subordinated Debentures, (ii) waive any past default that is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Series A Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or Series A Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate Liquidation Amount of all outstanding Series A Capital Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Series A Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each holder of the Series A Capital Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Series A Capital Securities except by subsequent vote of the holders of the Series A Capital Securities. The Property Trustee shall notify each holder of Series A Capital Securities of any notice of default with respect to the Series A Subordinated Debentures. In addition to obtaining the foregoing approvals of the holders of the Series A Capital Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel experienced in such matters to the effect that such action would not cause the Issuer to be classified as other than a grantor trust for United States federal income tax purposes.

     Any required approval of holders of Series A Capital Securities may be given at a meeting of holders of Series A Capital Securities convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Series A Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Series A Capital Securities in the manner set forth in the Series A Trust Agreement.

     No vote or consent of the holders of Series A Capital Securities will be required for the issuer to redeem and cancel Series A Capital Securities in accordance with the Series A Trust Agreement.

     Notwithstanding that holders of Series A Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Series A Capital Securities that are owned by the Corporation, the Issuer Trustees or any affiliate of the Corporation or any Issuer Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

REGISTRATION OF SERIES A CAPITAL SECURITIES

     The Series A Capital Securities will be represented by global certificates registered in the name of DTC or its nominee. Beneficial interests in the Series A Capital Securities will be shown on, and transfers thereof will be effected only through, records maintained by participants in DTC. Except as described below, Series A Capital Securities in certificated form will not be issued in exchange for the global certificates. See "Book-Entry Issuance."

     Upon the issuance of a global Series A capital security, and the deposit of such Series A global capital security with DTC will credit, on its book-entry registration and transfer system, the respective aggregate Liquidation Amounts of the individual Series A Capital Securities represented by such Series A global preferred securities to the accounts of Participants, which may include Euroclear and Cedel. Such accounts shall be designated by the dealers, underwriters or agents with respect to Series A Capital Securities. Ownership of beneficial interests in the Series A global capital security will be limited to Participants or persons that may hold interests through Participants including Euroclear and Cedel. Ownership of beneficial interests in the Series A global preferred security will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC (with respect to interests of Participants) and the records of Participants (with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in the Series A global capital security.

     So long as DTC is the registered owner of global preferred security, DTC will be considered the sole owner or holder of the Series A Capital Securities represented by such global capital security for all purposes under the Indenture governing the Series A Capital Securities. Except as provided below, owners of beneficial interests in the Series A global preferred security will not be entitled to have any of the individual Series A Capital Securities registered in their names, will not receive or be entitled to receive physical delivery of any such Series A Capital Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture.

     A global security shall be exchangeable for Series A Capital Securities registered in the names of persons other than DTC or its nominee only if (i) DTC notifies the Series A Issuer that it is unwilling or unable to continue as a depositary for such global security and no successor depositary shall have been appointed, or if at any time DTC ceases to be a clearing agency registered under the Exchange Act at a time when DTC is required to be so registered to act as such depositary, (ii) the Issuer in its sole discretion determines that such global security shall be so exchangeable or (iii) there shall have occurred and be continuing an event of default under the Indenture with respect to the Series A Subordinated Debentures. Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for definitive certificates registered in such names as DTC shall direct. It is expected that such instructions will be based upon directions received by DTC from its Participants with respect to ownership of beneficial interests in such global security. In the event that Series A Capital Securities are issued in definitive form, such Series A Capital Securities will be in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices described below.

     Payments on and any distributions of Series A Subordinated Debentures in exchange for Series A Capital Securities represented by a global security will be made to DTC, as the depositary for the Series A Capital Securities. In the event Series A Capital Securities are issued in certificated form, the Liquidation Amount and Distributions will be payable, the transfer of the Series A Capital Securities will be registrable, Series A Subordinated Debentures will be distributed in exchange for Series A Capital Securities following a termination of the Issuer and Series A Capital Securities will be exchangeable for Series A Capital Securities of other denominations of a like aggregate Liquidation Amount, at the principal corporate trust office of the Property Trustee in New York, New York, or at the offices of any paying agent or transfer agent appointed by the Administrative Trustees, provided that payment of any Distribution may be made at the option of the Administrative Trustees by check mailed to the address of the persons entitled thereto or by wire transfer. None of the Corporation, the Property Trustee, any Paying Agent, or the Securities Registrar for the Series A Capital Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global capital securities representing the Series A Capital Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. In addition, if the Series A Capital Securities are issued in certificated form, the record dates for payment of Distributions will be the 15th day of the month preceding the month in which the relevant Distribution payment is scheduled to be paid. For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Book-Entry Issuance."

     The Corporation expects that DTC, upon receipt of any payment of Liquidation Amount, Redemption Price, premium or Distributions in respect of the Series A global preferred security representing any of the Series A Capital Securities, immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the aggregate Liquidation Amount of the Series A global preferred security for the Series A Capital Securities as shown on the records of DTC. The Corporation also expects that payments by Participants to owners of beneficial interests in the Series A global preferred security held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such Participants.

PAYMENT AND PAYING AGENCY

     Payments in respect of the Series A Capital Securities shall be made to DTC, which shall credit the relevant accounts at the Depositary on the applicable Distribution Dates or, if the Series A Capital Securities are not held by DTC, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the Register. The paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and the Corporation. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and the Corporation. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and the Corporation) to act as Paying Agent.

REGISTRAR AND TRANSFER AGENT

     The Property Trustee will act as registrar and transfer agent for the Series A Capital Securities.

     Registration of transfers of Series A Capital Securities will be effected without charge by or on behalf of the Issuer, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Issuer will not be required to register or cause to be registered the transfer of Series A Capital Securities after Series A Capital Securities have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

     The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Series A Trust Agreement and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Series A Trust Agreement at the request of any holder of Series A Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the Series A Trust Agreement or is unsure of the application of any provision of the Series A Trust Agreement and the matter is not one on which holders of Series A Capital Securities are entitled under the Series A Trust Agreement to vote, then the Property Trustee shall take such action as is directed by the Corporation and if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Series A Capital Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

MISCELLANEOUS

     The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Issuer in such a way that the Issuer will not be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as other than a grantor trust for United States federal income tax purposes and so that the Series A Junior Subordinated Debentures will be treated as indebtedness of the Corporation for United States federal income tax purposes. In this connection, the Corporation and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of each Issuer or the Series A Trust Agreement, that the Corporation and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Series A Capital Securities.

     Holders of the Series A Capital Securities have no preemptive or similar rights.

     The Issuer may not borrow money or issue debt or mortgage or pledge any of its assets.

                DESCRIPTION OF SERIES A SUBORDINATED DEBENTURES

     This summary of certain terms and provisions of the Series A Subordinated Debentures set forth below, which describes the material provisions thereof, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Indenture, and the Trust Indenture Act, to each of which reference is hereby made. The Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Indenture is qualified under the Trust Indenture Act. Whenever particular defined terms of the Indenture (as supplemented or amended from time to time) are referred to herein, such defined terms are incorporated herein by reference.

     Concurrently with the issuance of the Series A Capital Securities, the Issuer will invest the proceeds thereof, together with the consideration paid by the Corporation for the Series A Common Securities, in the Series A Subordinated Debentures issued by the Corporation. The Series A Subordinated Debentures will
bear interest at the annual rate of    % of the principal amount thereof,
payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each, an "Interest Payment Date"), commencing June 30, 1998, and at maturity to the person in whose name each Series A Subordinated Debenture is registered at the close of business on the record date next preceding such Interest Payment Date. The period beginning on and including the date of original issuance of the Series A Subordinated Debentures and ending on but excluding the first Interest Payment Date and each successive period beginning on and including an Interest Payment Date and ending on but excluding the next succeeding Interest Payment Date is herein called an "Interest Period." It is anticipated that, until the liquidation, if any, of the Issuer, each Series A Subordinated Debenture will be held by the Property Trustee in trust for the benefit of the holders of the Series A Capital Securities. The amount of interest payable for any Interest Period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any Interest Payment Date would otherwise fall on a day that is not a Business Day, such Interest Payment Date shall be postponed to the next day that is a Business Day (without any interest or other payment in respect of any such delay) unless it would thereby fall in the next calendar year, in which event the Interest Payment Date shall be brought forward to the immediately preceding Business Day. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at
the rate of    % per annum, compounded quarterly from the relevant Interest
Payment Date. The term "interest" as used herein shall include quarterly interest payments and interest on quarterly interest payments not paid on the applicable Interest Payment Date, as applicable. Notwithstanding anything to the contrary set forth above, if the maturity date falls on a day that is not a Business Day, the payment of principal and interest will be paid on the next succeeding Business Day, with the same force and effect as if made on such maturity date and no interest on such payments will accrue from and after the maturity date.

     The Series A Subordinated Debentures will be issued as a series of junior subordinated deferrable interest debentures under the Indenture.

     The Series A Subordinated Debentures will mature on June 30, 2028.

     The Series A Subordinated Debentures will be unsecured and will rank junior and be subordinate in right of payment to all Senior Debt of the Corporation. See "Subordinated Debentures -- Subordination." Substantially all of the Corporation's existing indebtedness constitutes Senior Debt. Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary, including the U.S. Bank and Three Rivers Bank, upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent that the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Series A Subordinated Debentures and the Series A Guarantee will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and holders of Series A Subordinated Debentures and beneficiaries of the Series A Guarantee should look only to the assets of the Corporation for payments on the Series A Subordinated Debentures or under the Series A Guarantee. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, including Senior Debt, whether under the Indenture, any other existing indenture or any other indenture that the Corporation may enter into in the future or otherwise. See "-- Subordination."

OPTION TO DEFER INTEREST PAYMENTS

     So long as no event of default under the Indenture has occurred and is continuing, the Corporation has the right under the Indenture at any time or from time to time during the term of the Series A Subordinated Debentures to defer payment of interest on the Series A Subordinated Debentures for a period not exceeding 20 consecutive quarterly periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Series A Subordinated Debentures. At the end of such Extension Period, the Corporation must pay all interest then accrued and unpaid on the Series A Subordinated Debentures (together with interest on such unpaid interest at the
rate of    % per annum, compounded quarterly from the relevant Interest Payment
Date, to the extent permitted by applicable law). During an Extension Period, interest will accrue and holders of Series A Subordinated Debentures (or holders of Series A Capital Securities while such series is outstanding) will be required to accrue interest income for United States federal income tax purposes. See "Certain Federal Income Tax Consequences -- Interest Income and Original Issue Discount."

     During any such Extension Period, the Corporation may not, and may not permit any subsidiary of the Corporation to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock, (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation (including other series of Junior Subordinated Debentures) that rank pari passu with or junior in interest to the Series A Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation if such guarantee ranks pari passu with or junior in interest to the Series A Subordinated Debentures (other than (a) dividends or distributions in capital stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Series A Guarantee, and (d) purchases of common stock related to the issuance of common stock or rights under any of the Corporation's benefit plans for its directors, officers or employees, related to the issuance of common stock or rights under a dividend reinvestment and stock purchase plan, or related to the issuance of common stock (or securities convertible into or exchangeable for common stock) as consideration in an acquisition transaction that was entered into prior to the commencement of such Extension Period). Prior to the termination of any such Extension Period, the Corporation may further defer the payment of interest on the Series A Subordinated Debentures, provided that no Extension Period may exceed 20 consecutive quarterly periods or extend beyond the Stated Maturity of the Series A Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all interest then
accrued and unpaid (together with interest thereon at the rate of    % per
annum, compounded quarterly, to the extent permitted by applicable law), the Corporation may elect to begin a new Extension Period subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Corporation must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election to begin such Extension Period at least one Business Day prior to the earlier of
(i) the date Distributions on the Series A Capital Securities would have been payable except for the election to begin such Extension Period, (ii) the date the Administrative Trustees are required to give notice to the New York Stock Exchange, the Nasdaq National Market or other applicable stock exchange or automated quotation system on which the Series A Capital Securities may then be listed or quoted or to holders of Series A Subordinated Debentures of the record date for such Distributions or
(iii) the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. The Debenture Trustee shall give notice of the Corporation's election to begin a new Extension Period to the holders of the Series A Subordinated Debentures. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period.

TRUST COSTS AND EXPENSES

     In the Indenture, the Corporation, as borrower, has agreed to pay all debts and other obligations (other than with respect to the Series A Capital Securities) and all costs and expenses of the Issuer (including costs and expenses relating to the organization of the Issuer, the fees and expenses of the Issuer Trustees and the costs and expenses relating to the operation of the Issuer) and to pay any and all taxes and all costs and expenses with respect thereto (other than United States withholding taxes) to which the Issuer might become subject.

PAYMENT AND PAYING AGENTS

     Payment of principal of and any interest on Series A Subordinated Debentures will be made at the office of the Debenture Trustee in the City of New York or at the office of such paying agent or paying agents as the Corporation may designate from time to time, except that at the option of the Corporation payment of any interest may be made (i) by check mailed to the address of the person entitled thereto as such address shall appear in the securities register or (ii) by transfer to an account maintained by the person entitled thereto as specified in the securities register, provided that proper transfer instructions have been received by the Record Date. Payment of any interest on Series A Subordinated Debentures will be made to the person in whose name such Series A Subordinated Debentures are registered at the close of business on the Record Date for such interest, except in the case of defaulted interest. The Corporation may at any time designate additional paying agents or rescind the designation of any paying agent; however, the Corporation will at all times be required to maintain a paying agent in each place of payment for the Series A Subordinated Debentures.

     Any moneys deposited with the Debenture Trustee or any paying agent, or then held by the Corporation in trust, for the payment of the principal of or interest on any Series A Subordinated Debenture and remaining unclaimed for two years after such principal or interest has become due and payable shall, at the request of the Corporation, be repaid to the Corporation and the holder of such Series A Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to the Corporation for payment thereof.

REDEMPTION

     Subject to the Corporation's having received prior approval of the Federal Reserve if then required under applicable capital guidelines or policies, the Series A Subordinated Debentures are redeemable prior to maturity at the option of the Corporation (i) on or after June 30, 2003, in whole at any time or in part from time to time or (ii) at any time, in certain circumstances as described under "-- Conditional Right to Redeem upon a Tax Event or Capital Treatment Event," in whole (but not in part) within 90 days following the occurrence of a Tax Event or Capital Treatment Event. The proceeds of any such redemption will be used by the Issuer to redeem the Series A Securities.

     The redemption price with respect to the Series A Subordinated Debentures shall be equal to 100% of the principal amount of the Series A Subordinated Debentures so redeemed plus accrued and unpaid interest thereon to the date of redemption.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Series A Subordinated Debentures to be redeemed at its registered address. Unless the Corporation defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on such Series A Subordinated Debentures or portions thereof called for redemption.

DISTRIBUTION OF SERIES A SUBORDINATED DEBENTURES

     As described under "Description of Series A Capital
Securities -- Liquidation of Issuer and Distribution of Series A Subordinated Debentures to Holders," under certain circumstances involving the termination of the Issuer, Series A Subordinated Debentures may be distributed to the holders of the Series A Capital Securities in exchange therefor upon liquidation of the Issuer after satisfaction of liabilities to creditors of the Issuer as provided by applicable law. If distributed to holders of Series A Capital Securities, the Series A Subordinated Debentures will initially be issued in the form of one or more global securities and DTC, or any successor depositary for the Series A Capital Securities, will act as depositary for the Series A Subordinated Debentures. It is anticipated that the depositary arrangements for the Series A Subordinated Debentures would be substantially identical to those in effect for the Series A Capital Securities. If Series A Subordinated Debentures are distributed to the holders of Series A Capital Securities in exchange therefor upon the liquidation of the Issuer, the Corporation will use its best efforts to list the Subordinated Debentures on the New York Stock Exchange or such other stock exchanges or automated quotation systems, if any, on which the Series A Capital Securities are then listed or quoted. There can be no assurance as to the market price of any Series A Subordinated Debentures that may be distributed to the holders of Series A Capital Securities.

CONDITIONAL RIGHT TO REDEEM UPON A TAX EVENT OR CAPITAL TREATMENT EVENT

     If a Tax Event or a Capital Treatment Event occurs and either (i) in the opinion of counsel to the Corporation experienced in such matters, there would in all cases, after effecting the termination of the Issuer and the distribution of the Series A Subordinated Debentures to the holders of the Series A Capital Securities in exchange therefor upon liquidation of the Issuer, be more than an insubstantial risk that an Adverse Tax Consequence (as defined in "Risk
Factors -- Tax Event or Capital Treatment Event -- Exchange of Series A Capital Securities for Series A Subordinated Debentures or Redemption") would continue to exist, (ii) in the reasonable determination of the Corporation, there would in all cases, after effecting the termination of the Issuer and the distribution of the Series A Subordinated Debentures to the holders of the Series A Capital Securities in exchange therefor upon liquidation of the Issuer, be more than an insubstantial risk that the Corporation will not be entitled to treat an amount equal to the Liquidation Amount of the Series A Capital Securities as "Tier 1 Capital" (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Corporation, or (iii) the Series A Subordinated Debentures are not held by the Issuer, then the Corporation shall have the right to redeem the Series A Subordinated Debentures, in whole but not in part, at any time within 90 days following the occurrence of a Tax Event or Capital Treatment Event at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date of redemption. See "-- Redemption" and "-- Liquidation of Issuer and Distribution of Series A Subordinated Debentures to Holders."

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Series A Subordinated Debentures to be redeemed at its registered address. Unless the Corporation defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on such Series A Subordinated Debentures or portions thereof called for redemption.

REGISTRATION OF SERIES A SUBORDINATED DEBENTURES

     The Series A Subordinated Debentures will be registered in the name of the Issuer. In the event that the Series A Subordinated Debentures are distributed to holders of Series A Capital Securities, it is anticipated that the depositary and other arrangements for the Series A Subordinated Debentures will be substantially identical to those in effect for the Series A Capital Securities, as applicable. See "Description of Series A Capital Securities -- Registration of Series A Capital Securities."

RESTRICTIONS ON CERTAIN PAYMENTS

     The Corporation will also covenant, as to the Series A Subordinated Debentures, that it will not, and will not permit any subsidiary of the Corporation to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock, (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Corporation (including other series of Junior Subordinated Debentures) that rank pari passu with or junior in interest to the Series A Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation if such guarantee ranks pari passu with or junior in interest to the Series A Subordinated Debentures (other than (a) dividends or distributions in capital stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Series A Guarantee with respect to the Series A Capital Securities and (d) purchases of common stock related to the issuance of common stock or rights under any of the Corporation's benefit plans for its directors, officers or employees, related to the issuance of common stock or rights under a dividend reinvestment and stock purchase plan, or related to the issuance of common stock (or securities convertible into or exchangeable for common stock) as consideration in an acquisition transaction that was entered into prior to the commencement of such Extension Period) if at such time (i) there shall have occurred any event of which the Corporation has actual knowledge (a) that with the giving of notice or the lapse of time, or both, would constitute a "Debenture Event of Default" under the Indenture with respect to the Series A Subordinated Debentures of such series and (b) in respect of which the Corporation shall not have taken reasonable steps to cure,
(ii) if such Series A Subordinated Debentures are held by an Issuer of a series of Series A Capital Securities, the Corporation shall be in default with respect to its payment of any obligations under the Guarantee relating to such Series A Capital Securities or (iii) the Corporation shall have given notice of its election of an Extension Period as provided in the Indenture with respect to the Series A Subordinated Debentures of such series and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing.

MODIFICATION OF INDENTURE

     From time to time the Corporation and the Debenture Trustee may, without the consent of the holders of the Series A Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interests of the holders of the Series A Subordinated Debentures or the holders of the Series A Capital Securities so long as they remain outstanding) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting the Corporation and the Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of each outstanding Series A Subordinated Debentures affected, to modify the Indenture in a manner adversely affecting the rights of the holders of the Series A Subordinated Debentures in any material respect; provided, that no such modification may, without the consent of the holder of each outstanding Series A Subordinated Debenture so affected, (i) change the Stated Maturity of the Series A Subordinated Debentures, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon or (ii) reduce the percentage of principal amount of Series A Subordinated Debentures of any series, the holders of which are required to consent to any such modification of the Indenture, provided further that, in the case of Series A Subordinated Debentures, so long as any Series A Capital Securities remain outstanding, (a) no such modification may be made that adversely affects the holders of such Series A Capital Securities in any material respect, and no termination of the Indenture may occur, and no waiver of any event of default or compliance with any covenant under the Indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate Liquidation Amount of all outstanding Series A Capital Securities affected unless and until the principal of the Series A Subordinated Debentures and all accrued and unpaid interest thereon have been paid in full and certain other conditions have been satisfied, and (b) where a consent under the Indenture would require the consent of each holder of Series A Subordinated Debentures, no such consent shall be given by the Property Trustee without the prior consent of each holder of Series A Capital Securities.

     In addition, the Corporation and the Debenture Trustee may execute, without the consent of any holder of the Series A Subordinated Debentures, any supplemental Indenture for the purpose of creating any new series of Junior Subordinated Debentures.

DEBENTURE EVENTS OF DEFAULT

     The Indenture provides that any one or more of the following described events with respect to the Series A Subordinated Debentures that has occurred and is continuing constitutes a "Debenture Event of Default" with respect to the Series A Subordinated Debentures:

          (i) failure for 30 days to pay any interest on the Series A Subordinated Debentures when due (subject to the deferral of any interest payment in the case of an Extension Period); or

          (ii) failure to pay any principal or premium, if any, on the Series A Subordinated Debentures when due whether at maturity or upon redemption; or

          (iii) failure to observe or perform in any material respect certain other covenants contained in the Indenture for 90 days after written notice to the Corporation from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of the Series A Subordinated Debentures; or

          (iv) certain events in bankruptcy, insolvency or reorganization of the Corporation.

     The holders of a majority in aggregate outstanding principal amount of Series A Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of Series A Subordinated Debentures may declare the principal due and payable immediately upon a Debenture Event of Default, should the Debenture Trustee or such holders of such Series A Junior Subordinated Debentures fail to make such declaration, the holders of at least 25% in aggregate Liquidation Amount of the Series A Capital Securities shall have such right. The holders of a majority in aggregate outstanding principal amount of Series A Subordinated Debentures may annul such declaration of such Subordinated Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the Series A Capital Securities affected shall have such right.

     The holders of a majority in aggregate outstanding principal amount of Series A Subordinated Debentures affected thereby may, on behalf of the holders of all Series A Subordinated Debentures, waive any default, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Series A Subordinated Debenture. Should the holders of Series A Subordinated Debentures fail to waive such default, the holders of a majority in aggregate Liquidation Amount of the Series A Capital Securities affected shall have such right. The Corporation is required to file annually with the Debenture Trustee a certificate as to whether or not the Corporation is in compliance with all the conditions and covenants applicable to it under the Indenture.

     In case a Debenture Event of Default shall occur and be continuing as to the Series A Subordinated Debentures, the Property Trustee will have the right to declare the principal of and the interest on the Series A Subordinated Debentures, and any other amounts payable under the Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Series A Subordinated Debentures.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF CAPITAL SECURITIES

     If a Debenture Event of Default with respect to the Series A Subordinated Debentures has occurred and is continuing and such event is attributable to the failure of the Corporation to pay interest or principal on such the Series A Subordinated Debentures on the date such interest or principal is due and payable, a holder of Series A Capital Securities may institute a legal proceeding directly against the Corporation for enforcement of payment to such holder of the principal of or interest on the Series A Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Series A Capital Securities of such holder (a "Direct Action"). The Corporation may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Series A Capital Securities outstanding. If the right to bring a Direct Action is removed, the Issuer may become subject to the reporting obligations under the Exchange Act. The Corporation shall have the right under the Indenture to set-off any payment made to such holder of Series A Capital Securities by the Corporation in connection with a Direct Action.

     The holders of the Series A Capital Securities will not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the Series A Subordinated Debentures unless there shall have been an event of default under the Series A Trust Agreement. See "Description of Preferred Securities -- Events of Default; Notice."

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

     The Indenture provides that the Corporation shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person shall consolidate with or merge into the Corporation or convey, transfer or lease its properties and assets substantially as an entirety to the Corporation, unless
(i) in case the Corporation consolidates with or merges into another Person or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia, and such successor Person expressly assumes the Corporation's obligations on the Series A Subordinated Debentures issued under the Indenture; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing; (iii) such transaction is not prohibited under the Series A Trust Agreement and Series A Guarantee and does not give rise to any breach or violation of the Series A Trust Agreement or Series A Guarantee, and
(iv) certain other conditions as prescribed by the Indenture are met.

     The general provisions of the Indenture do not afford holders of the Series A Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Corporation that may adversely affect holders of the Series A Subordinated Debentures.

SATISFACTION AND DISCHARGE

     The Indenture provides that when, among other things, all Series A Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at their Stated Maturity within one year, and the Corporation deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount in the currency or currencies in which the Series A Subordinated Debentures are payable sufficient to pay and discharge the entire indebtedness on the Series A Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal and interest to the date of the deposit or to the Stated Maturity, as the case may be, then the Indenture will cease to be of further effect (except as to the Corporation's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Corporation will be deemed to have satisfied and discharged the Indenture.

SUBORDINATION

     In the Indenture, the Corporation has covenanted and agreed that the Series A Subordinated Debentures issued thereunder will be subordinate and junior in right of payment to all Senior Debt to the extent provided in the Indenture. Upon any payment or distribution of assets of the Corporation upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Corporation, the holders of Senior Debt will first be entitled to receive payment in full of principal of (and premium, if any) and interest, if any, on such Senior Debt before the holders of Series A Subordinated Debentures will be entitled to receive or retain any payment in respect of the principal of (and premium, if any) or interest, if any, on the Series A Subordinated Debentures; provided, however, that holders of Senior Debt shall not be entitled to receive payment of any such amounts to the extent that such holders would be required by the subordination provisions of such Senior Debt to pay such amounts over to the obligees on trade accounts payable or other liabilities arising in the ordinary course of the Corporation's business.

     In the event of the acceleration of the maturity of Series A Subordinated Debentures, the holders of all Senior Debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon (including any amounts due upon acceleration thereof) before the holders of Series A Subordinated Debentures will be entitled to receive or retain any payment in respect of the principal of (or premium, if any) or interest, if any, on the Series A Subordinated Debentures; provided, however, that holders of Senior Debt shall not be entitled to receive payment of any such amounts to the extent that such holders would be required by the subordination provisions of such Senior Debt to pay such amounts over to the obligees on trade accounts payable or other liabilities arising in the ordinary course of the Corporation's business.

     No payments on account of principal or interest in respect of the Series A Subordinated Debentures may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Debt or an event of default with respect to any Senior Debt resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

     "Debt" means with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed; (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of such Person; (vi) every obligation of such Person for claims in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements; and (vii) every obligation of the type referred to in clauses (i) through (vi) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise.

     "Senior Debt" means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Corporation whether or not such claim for post-petition interest is allowed in such proceeding), on Debt, whether incurred on or prior to the date of the Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Series A Subordinated Debentures or to other Debt which is pari passu with, or subordinated to, the Series A Subordinated Debentures; provided, however, that Senior Debt shall not be deemed to include
(i) any Debt of the Corporation which when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to the Corporation, (ii) any Debt of the Corporation to any of its subsidiaries, (iii) Debt to any employee of the Corporation, (iv) Debt which by its terms is subordinated to trade accounts payable or accrued liabilities arising in the ordinary course of business to the extent that payments made to the holders of such Debt by the holders of the Series A Subordinated Debentures as a result of the subordination provisions of the Indenture would be greater than such payments otherwise would have been as a result of any obligation of such holders of such Debt to pay amounts over to the obligees on such trade accounts payable or accrued liabilities arising in the ordinary course of business as a result of subordination provisions to which such Debt is subject, and (v) any other debt securities issued pursuant to the Indenture.

     The Indenture places no limitation on the amount of Senior Debt that may be incurred by the Corporation. The Corporation expects from time to time to incur additional indebtedness and other obligations constituting Senior Debt.

GOVERNING LAW

     The Indenture is, and the Series A Subordinated Debentures will be, governed by and construed in accordance with the laws of the State of New York.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

     The Debenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Series A Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

                              BOOK-ENTRY ISSUANCE

     DTC will act as securities depositary for all of the Series A Capital Securities. The Series A Capital Securities and the Series A Subordinated Debentures will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global certificates will be issued for the Series A Capital Securities of the Issuer and the Series A Subordinated Debentures, representing in the aggregate the total number of the Series A Capital Securities or aggregate principal balance of Series A Subordinated Debentures, respectively, and will be deposited with the Property Trustee as custodian for DTC.

     DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants" include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with Direct Participants, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

     Purchases of Series A Capital Securities or Series A Subordinated Debentures within the DTC system must be made by or through Direct Participants, which will receive a credit for the Series A Capital Securities or Series A Subordinated Debentures on DTC's records. The ownership interest of each actual purchaser of each Series A Capital Security and each Series A Subordinated Debenture ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records, including Euroclear and Cedel. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Series A Capital Securities or Series A Subordinated Debentures. Transfers of ownership interests in the Series A Capital Securities or Series A Subordinated Debentures are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Series A Capital Securities or Series A Subordinated Debentures, except in the event that use of the book-entry system for the Series A Capital Securities of such Issuer or Series A Subordinated Debentures is discontinued.

     Transfers between Participants will be effected in accordance with DTC's procedures and will be settled in same-day funds. Transfers between participants in Euroclear and Cedel will be effected in the ordinary way in accordance with their respective rules and operating procedures.

     Cross-market transfers between Participants, on the one hand, and Euroclear participants or Cedel participants, on the other hand, will be effected in DTC in accordance with DTC's rules on behalf of Euroclear or Cedel, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Cedel, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Cedel, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the Series A Capital Securities or Series A Subordinated Debentures in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Cedel participants may not deliver instructions directly to the depositaries for Euroclear or Cedel.

     Because of time zone differences, the securities account of a Euroclear or Cedel participant purchasing an interest in a Series A Capital Security or Series A Subordinated Debenture from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear participant or Cedel participant, during the securities settlement processing day (which must be a business day for Euroclear and Cedel, as the case may be) immediately following the DTC settlement date. Cash received in Euroclear or Cedel as a result of sales of interests in a Series A Capital Security or Series A Subordinated Debenture by or through a Euroclear or Cedel participant to a Participant in DTC will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Cedel cash account only as of the business day for Euroclear or Cedel following the DTC settlement date.

     DTC has no knowledge of the actual Beneficial Owners of the Series A Capital Securities or Series A Subordinated Debentures; DTC's records reflect only the identity of the Direct Participants to whose accounts such Series A Capital Securities or Series A Subordinated Debentures are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners and the voting rights of Direct Participants, Indirect Participants and Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Redemption notices will be sent to Cede & Co. as the registered holder of the Series A Capital Securities or Series A Subordinated Debentures. If less than all Series A Capital Securities or the Series A Subordinated Debentures are being redeemed, DTC's current practice is to determine by lot the amount of the interest of each Direct Participant to be redeemed.

     Although voting with respect to the Series A Capital Securities or the Series A Subordinated Debentures is limited to the holders of record of the Series A Capital Securities or Series A Subordinated Debentures, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Series A Capital Securities or Series A Subordinated Debentures. Under its usual procedures, DTC would mail an omnibus proxy (the "Omnibus Proxy") to the relevant Trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts such Series A Capital Securities or Series A Subordinated Debentures are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     Distribution payments on the Series A Capital Securities or the Series A Subordinated Debentures will be made by the relevant Trustee to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to

Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participant and not of DTC, the relevant Trustee, the Issuer thereof or the Corporation, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of Distributions to DTC is the responsibility of the relevant Trustee, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursements of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

     DTC may discontinue providing its services as securities depositary with respect to any of the Series A Capital Securities or the Series A Subordinated Debentures at any time by giving reasonable notice to the relevant Trustee and the Corporation. In the event that a successor securities depositary is not obtained, definitive Series A Capital Security or Series A Subordinated Debenture certificates representing such Series A Capital Securities or Series A Subordinated Debentures are required to be printed and delivered. The Corporation, at its option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary). After a Debenture Event of Default, the holders of a majority in liquidation preference of Series A Capital Securities or aggregate principal amount of Series A Subordinated Debentures may determine to discontinue the system of book-entry transfers through DTC. In any such event, definitive certificates for such Series A Capital Securities or Series A Subordinated Debentures will be printed and delivered.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Issuer and the Corporation believe to be accurate, but the Issuer and the Corporation assume no responsibility for the accuracy thereof. Neither the Issuer nor the Corporation has any responsibility for the performance by DTC or its Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

                       DESCRIPTION OF SERIES A GUARANTEE

     The Series A Guarantee will be executed and delivered by the Corporation concurrently with the issuance by the Issuer of Series A Capital Securities for the benefit of the holders from time to time of Series A Capital Securities and Common Securities. The Bank of New York will act as indenture trustee ("Guarantee Trustee") under the Series A Guarantee for the purposes of compliance with the Trust Indenture Act and the Series A Guarantee will be qualified as an indenture under the Trust Indenture Act. This summary of certain provisions of the Guarantee, which summarizes the material terms thereof, does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Series A Guarantee, including the definitions therein of certain terms, and the Trust Indenture Act, to each of which reference is hereby made. The form of the Series A Guarantee has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Reference in this summary to Series A Capital Securities means the Series A Capital Securities to which the Series A Guarantee relates. The Guarantee Trustee will hold the Series A Guarantee for the benefit of the holders of the Series A Capital Securities and Common Securities.

GENERAL

     The Series A Guarantee guarantees to the holders of the Series A Securities the following payments (the "Guarantee Payments," to the extent not paid by the
Issuer: (i) any accumulated and unpaid Distributions required to be paid on the Series A Securities, to the extent that the Issuer has funds on hand available therefor at such time, (ii) the redemption price with respect to any Series A Securities called for redemption, to the extent that the Issuer has funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of the Issuer (unless the Series A Subordinated Debentures are distributed to holders of the Series A Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Issuer has funds on hand available therefor at such time, and (b) the amount of assets of the Issuer remaining available for distribution to holders of the Series A Securities after payment of creditors of the Issuer as required by applicable law. The Series A Guarantee will be qualified as an indenture under the Trust Indenture Act. The Bank of New York will act as the Guarantee Trustee for the purposes of compliance with the Trust Indenture Act and will hold the Series A Guarantee for the benefit of the holders of the Series A

Securities. The Bank of New York will also act as Debenture Trustee for the Series A Subordinated Debentures and as Property Trustee.

     The holders of not less than a majority in aggregate Liquidation Amount of the Series A Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Series A Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Series A Guarantee. Any holder of the Series A Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the Series A Guarantee without first instituting a legal proceeding against the Issuer, the Guarantee Trustee or any other person or entity. If the Corporation were to default on its obligation to pay amounts payable under the Series A Subordinated Debentures, the Series A Issuer would lack funds for the payment of Distributions or amounts payable on redemption of the Series A Securities or otherwise, and, in such event, holders of the Series A Capital Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, if an event of default under the Indenture shall have occurred and be continuing and such event is attributable to the failure of the Corporation to pay interest on or principal of the Series A Subordinated Debentures on the applicable payment date, then a holder of Series A Capital Securities may institute a Direct Action against the Corporation pursuant to the terms of the Indenture for enforcement of payment to such holder of the principal of or interest on such Series A Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Series A Capital Securities of such holder. In connection with such Direct Action, the Corporation will have a right of set-off under the Indenture to the extent of any payment made by the Corporation to such holder of Series A Capital Securities in the Direct Action. Except as described herein, holders of Series A Capital Securities will not be able to exercise directly any other remedy available to the holders of the Series A Subordinated Debentures or assert directly any other rights in respect of the Series A Subordinated Debentures. The Series A Trust Agreement provides that each holder of Series A Securities by acceptance thereof agrees to the provisions of the Series A Guarantee and the Indenture.

     If the Corporation does not make interest payments on the Series A Subordinated Debentures held by the Issuer, the Issuer will not be able to pay Distributions on the Series A Capital Securities and will not have funds legally available therefor. The Series A Guarantee will rank subordinate and junior in right of payment to all Senior Debt of the Corporation. See "-- Status of the Guarantee." Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary, upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Corporation's obligations under the Series A Guarantee will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and claimants should look only to the assets of the Corporation for payments thereunder. The Series A Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, including Senior Debt, whether under the Indenture, any other existing indenture or any other indenture that the Corporation may enter into in the future or otherwise.

     The Corporation has, through the Series A Guarantee, the Series A Trust Agreement, the Series A Subordinated Debentures and the Indenture, taken together, fully, irrevocably and unconditionally guaranteed all of the Issuer's obligations under the Series A Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer's obligations under the Series A Capital Securities. See "Relationship Among the Capital Securities, the Corresponding Junior Subordinated Debentures and the Guarantee."

STATUS OF THE GUARANTEE

     The Series A Guarantee will constitute an unsecured obligation of the Corporation and will rank subordinate and junior in right of payment to all Senior Debt of the Corporation in the same manner as the Series A Subordinated Debentures.

     The Series A Guarantee will rank pari passu with all other Guarantees issued by the Corporation. The Series A Guarantee will constitute a guarantee of payment and not of collection (i.e. the guaranteed party may institute a legal proceeding directly against the Guarantor to enforce its rights under the Series A Guarantee without first instituting a legal proceeding against any other person or entity). The Series A Guarantee will be held for the benefit of the holders of the Series A Trust Securities. The Series A Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Issuer or upon distribution to the holders of the Series A Trust Securities of the Series A Subordinated Debentures. The Series A Guarantee places no limitation on the amount of additional Senior Debt that may be incurred by the Corporation. The Corporation expects from time to time to incur additional indebtedness constituting Senior Debt.

AMENDMENTS AND ASSIGNMENTS

     Except with respect to any changes which do not materially adversely affect the rights of holders of the Series A Trust Securities (in which case no vote will be required), the Series A Guarantee may not be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Amount of such outstanding Series A Trust Securities. The manner of obtaining any such approval will be as set forth under "Description of Capital
Securities -- Voting Rights; Amendment of Series A Trust Agreement." All guarantees and agreements contained in the Series A Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Corporation and shall inure to the benefit of the holders of the Series A Trust Securities then outstanding.

EVENTS OF DEFAULT

     An event of default under the Series A Guarantee will occur upon the failure of the Corporation to perform any of its payment or other obligations thereunder. The holders of not less than a majority in aggregate Liquidation Amount of the Series A Trust Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Series A Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Series A Guarantee.

     Any holder of Series A Trust Securities may institute a legal proceeding directly against the Corporation to enforce its rights under such Guarantee without first instituting a legal proceeding against the Issuer, the Guarantee Trustee or any other person or entity.

     The Corporation, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Corporation is in compliance with all the conditions and covenants applicable to it under the Guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The Guarantee Trustee, other than during the occurrence and continuance of a default by the Corporation in performance of the Series A Guarantee, undertakes to perform only such duties as are specifically set forth in the Series A Guarantee and, after default with respect to the Series A Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Series A Guarantee at the request of any holder of Series A Trust Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE GUARANTEE

     The Series A Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of the Series A Trust Securities, upon full payment of the amounts payable upon liquidation of the Issuer or upon distribution of Series A Subordinated Debentures to the holders of the Series A Trust Securities in exchange therefor. The Series A Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Series A Trust Securities must restore payment of any sums paid under such Series A Trust Securities or such Guarantee.

GOVERNING LAW

     The Series A Guarantee will be governed by and construed in accordance with the laws of the State of New York.

              RELATIONSHIP AMONG THE SERIES A CAPITAL SECURITIES,
                      THE SERIES A SUBORDINATED DEBENTURES
                           AND THE SERIES A GUARANTEE

FULL AND UNCONDITIONAL GUARANTEE

     Payments of Distributions and other amounts due on the Series A Capital Securities (to the extent the Issuer has funds available for the payment of such Distributions and other amounts) are irrevocably guaranteed by the Corporation as and to the extent set forth under "Description of Series A Guarantee." Taken together, the Corporation's obligations under the Series A Subordinated Debentures, the Indenture, and the Series A Trust Agreement and the Series A Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Series A Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer's obligations under the Series A Capital Securities. If and to the extent that the Corporation does not make payments on the Series A Subordinated Debentures, the Issuer will not pay Distributions or other amounts due on the Series A Preferred Securities. The Series A Guarantee does not cover payment of Distributions when the Issuer does not have sufficient funds to pay such Distributions. In such event, the remedy of a holder of a Series A Capital Securities is to institute a legal proceeding directly against the Corporation pursuant to the terms of the Indenture for enforcement of payment of amounts equal to such Distributions to such holder. The obligations of the Corporation under the Series A Guarantee is subordinate and junior in right of payment to all Senior Debt of the Corporation.

SUFFICIENCY OF PAYMENTS

     As long as payments of interest and other payments are made when due on the Series A Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the Series A Capital Securities, primarily because (i) the aggregate principal amount of the Series A Subordinated Debentures will be equal to the sum of the aggregate stated Liquidation Amount of the Series A Capital Securities and Common Securities;
(ii) the interest rate and interest and other payment dates on Series A Subordinated Debentures will match the Distribution rate and Distribution and other payment dates for the Series A Capital Securities; (iii) the Corporation shall pay for all and any costs, expenses and liabilities of the Issuer except the Issuer's obligations to holders of the Series A Capital Securities under the Series A Capital Securities; and (iv) the Series A Trust Agreement further provides that the Issuer will not engage in any activity that is not consistent with the limited purposes of such Issuer.

     Notwithstanding anything to the contrary in the Indenture, the Corporation has the right to set-off any payment it is otherwise required to make thereunder with and to the extent the Corporation has theretofore made, or is concurrently on the date of such payment making, a payment under the Series A Guarantee.

ENFORCEMENT RIGHTS OF HOLDERS OF CAPITAL SECURITIES

     A holder of any Series A Capital Security may institute a legal proceeding directly against the Corporation to enforce its rights under the Series A Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Issuer or any other person or entity.

     A default or event of default under any Senior Debt of the Corporation would not constitute a default or Event of Default under the Indenture. However, in the event of payment defaults under, or acceleration of, Senior Debt of the Corporation, the subordination provisions of the Indenture provide that no payments may be made in respect of the Series A Subordinated Debentures until such Senior Debt has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on Series A Subordinated Debentures would constitute an Event of Default under the Indenture.

LIMITED PURPOSE OF ISSUER

     The Series A Capital Securities evidence a beneficial interest in the Issuer, and the Issuer exists for the sole purpose of issuing the Series A Capital Securities and Common Securities and investing the proceeds thereof in Series A Subordinated Debentures. A principal difference between the rights of a holder of Series A Capital Securities and a holder of a Series A Subordinated Debenture is that a holder of a Series A Subordinated Debenture is entitled to receive from the Corporation the principal amount of and interest accrued on Series A Subordinated Debentures held, while a holder of Series A Capital Securities is entitled to receive Distributions from such Issuer (or from the Corporation under the Series A Guarantee) if and to the extent such Issuer has funds available for the payment of such Distributions.

RIGHTS UPON TERMINATION

     Upon any voluntary or involuntary termination, winding up or liquidation of the Issuer involving the liquidation of the Series A Subordinated Debentures, after satisfaction of liabilities to creditors of the Issuer as required by applicable law, the holders of the Series A Capital Securities will be entitled to receive, out of the assets held by such Issuer, the Liquidation Distribution in cash. See "Description of the Series A Capital Securities -- Liquidation Distribution Upon Termination." Upon any voluntary or involuntary liquidation or bankruptcy of the Corporation, the Property Trustee, as holder of the Series A Subordinated Debentures, would be a subordinated creditor of the Corporation, subordinated in right of payment to all Senior Debt as set forth in the Indenture, but entitled to receive payment in full of principal and interest, before any shareholders of the Corporation receive payments or distributions. Because the Corporation is the guarantor under the Series A Guarantee and has agreed to pay for all costs, expenses and liabilities of each Issuer (other than the Issuer's obligations to the holders of the Series A Capital Securities), the positions of a holder of Series A Capital Securities and a holder of the Series A Subordinated Debentures relative to other creditors and to shareholders of the Corporation in the event of liquidation or bankruptcy of the Corporation are expected to be substantially the same.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     In the opinion of Stevens & Lee, special tax counsel to the Corporation and the Issuer ("Tax Counsel"), the following summary accurately describes the material United States federal income tax consequences that may be relevant to the purchase, ownership and disposition of Series A Capital Securities. Unless otherwise stated, this summary deals only with Series A Capital Securities held as capital assets by United States Persons (defined below) who purchase the Series A Capital Securities upon original issuance at their original offering price. As used herein, a "United States Person" means a person that is (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or
(iv) any trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States Persons have the authority to control all substantial decisions of such trust. The tax treatment of a holder may vary depending on his, her or its particular situation. This summary does not address all the tax consequences that may be relevant to a particular holder or to holders who may be subject to special tax treatment, such as banks, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, or foreign investors. In addition, this summary does not include any description of any alternative minimum tax consequences or the tax laws of any state, local or foreign government that may be applicable to a holder of Series A Capital Securities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis.

     The authorities on which this summary is based are subject to various interpretations and the opinions of Tax Counsel are not binding on the Internal Revenue Service ("IRS") or the courts, either of which could take a contrary position. Moreover, no rulings have been or will be sought from the IRS with respect to the transactions described herein. Accordingly, there can be no assurance that the IRS will not challenge the opinions expressed herein or that a court would not sustain such a challenge. Nevertheless, Tax Counsel has advised that it is of the view that, if challenged, the opinions expressed herein would be sustained by a court with jurisdiction in a properly presented case.

     HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE SERIES A CAPITAL SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER UNITED STATES FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS. FOR A DISCUSSION OF THE POSSIBLE REDEMPTION OF THE SERIES A CAPITAL SECURITIES UPON THE OCCURRENCE OF CERTAIN TAX EVENTS SEE "DESCRIPTION OF THE SERIES A CAPITAL SECURITIES -- REDEMPTION."

CLASSIFICATION OF THE ISSUER

     In connection with the issuance of the Series A Capital Securities, Tax Counsel is of the opinion that, under current law and assuming compliance with the terms of the Series A Trust Agreement, and based on certain facts and assumptions contained in such opinion, the Issuer will be classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes. As a result, each beneficial owner of Series A Capital Securities (a "Securityholder") will be treated as owning an undivided beneficial interest in the Series A Subordinated Debentures. Accordingly, each Securityholder will be required to include in its gross income its pro rata share of the interest income or original issue discount that is paid or accrued on the Series A Subordinated Debentures. See "-- Interest Income and Original Issue Discount."

CLASSIFICATION OF THE SERIES A SUBORDINATED DEBENTURES

     The Corporation, the Issuer and the holders of the Series A Securities (by acceptance of a beneficial interest in a Series A Security) will agree to treat the Series A Subordinated Debentures as indebtedness for all United States tax purposes. No assurance can be given, however, that the IRS will not challenge such position or, if challenged, that such a challenge will not be successful. The remainder of this discussion assumes that the Series A Subordinated Debentures will be treated as indebtedness of the Corporation for United States federal income tax purposes.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

     Under applicable Treasury regulations, the Series A Subordinated Debentures will not be considered to have been issued with "original issue discount" ("OID") within the meaning of Section 1273(a) of the Code. Accordingly, except as set forth below, stated interest on the Series A Subordinated Debentures generally will be included in income by a Securityholder at the time such interest income is paid or accrued in accordance with such Securityholder's regular method of tax accounting.

     If, however, the Corporation exercises its right to defer payments of interest on the Series A Subordinated Debentures, the Series A Subordinated Debentures will become OID instruments at such time and all Securityholders will be required to accrue the stated interest on the Series A Subordinated Debentures on a daily basis during the Extension Period, even though the Corporation will not pay such interest until the end of the Extension Period, and even though some Securityholders may use the cash method of tax accounting. Moreover, thereafter the Series A Subordinated Debentures will be taxed as OID instruments for as long as they remain outstanding. Thus, even after the end of the Extension Period, all Securityholders would be required to continue to include the stated interest on the Series A Subordinated Debentures in income on a daily economic accrual basis, regardless of their method of tax accounting and in advance of receipt of the cash attributable to such interest income. Under the OID economic accrual rules, a Securityholder would accrue an amount of interest income each year that approximates the stated interest payments called for under the terms of the Series A Subordinated Debentures, and actual cash payments of interest on the Series A Subordinated Debentures would not be reported separately as taxable income. Any amount of OID included in a Securityholder's gross income (whether or not during an Extension Period) will increase such Securityholder's tax basis in its Series A Capital Securities, and the amount of Distributions received by a Securityholder with respect to such Series A Capital Securities will reduce the tax basis of such Series A Capital Securities.

     The Treasury regulations described above have not yet been addressed in any rulings or other interpretations by the IRS, and it is possible that the IRS could take a contrary position. If the IRS were to assert successfully that the stated interest on the Series A Subordinated Debentures was OID regardless of whether the Corporation exercises its right to defer payments of interest on such debentures, all Securityholders would be required to include such stated interest in income on a daily economic accrual basis as described above.

     Corporate Securityholders will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Series A Capital Securities.

DISTRIBUTION OF SERIES A SUBORDINATED DEBENTURES TO HOLDERS OF SERIES A CAPITAL SECURITIES

     Under current law, a distribution by the Issuer of the Series A Subordinated Debentures as described under the caption "Description of the Series A Capital Securities -- Liquidation of Issuer and Distribution of Series A Subordinated Debentures to Holders" will be non-taxable and will result in the Securityholder receiving directly its pro rata share of the Series A Subordinated Debentures previously held indirectly through the Issuer, with a holding period and aggregate tax basis equal to the holding period and aggregate tax basis such Securityholder had in its Series A Capital Securities before such distribution. If, however, the liquidation of the Issuer were to occur because the Issuer is subject to United States federal income tax with respect to income accrued or received on the Series A Subordinated Debentures as a result of a Tax Event or otherwise, the distribution of Series A Subordinated Debentures to Securityholders by the Issuer could be a taxable event to the Issuer and each Securityholder, and a Securityholder would recognize gain or loss as if the Securityholder had exchanged its Series A Capital Securities for the Series A Subordinated Debentures it received upon the liquidation of the Issuer. A Securityholder will accrue interest in respect of Series A Subordinated Debentures received from the Issuer in the manner described above under "-- Interest Income and Original Issue Discount."

SALES OR REDEMPTION OF SERIES A CAPITAL SECURITIES

     Gain or loss will be recognized by a Securityholder on a sale of Series A Capital Securities (including a redemption for cash) in an amount equal to the difference between the amount realized by the Securityholder on the sale or redemption of the Series A Capital Securities (except to the extent that such amount realized is characterized as a payment in respect of accrued but unpaid interest on such Securityholder's allocable share of the Series A Subordinated Debentures that such Securityholder had not included in income previously) and the Securityholder's adjusted tax basis in the Series A Capital Securities sold or redeemed. Such gain or loss generally will be taxable as long-term capital gain or loss if the Securityholder held the Series A Capital Securities that it sold or redeemed for more than one year. Capital gains of individuals derived with respect to capital assets held for more than one year are eligible for reduced rates of taxation depending upon the holding period of such capital assets. Securityholders should consult their own tax advisors regarding capital gains rates applicable to them. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for federal income tax purposes.

NON-UNITED STATES HOLDERS

     As used herein, the term "Non-United States Holder" means any Securityholder that is not a United States Person. As discussed above, the Series A Capital Securities will be treated as evidence of an indirect beneficial ownership interest in the Series A Subordinated Debentures. See "-- Classification of the Trust." Thus, under present United States federal income tax law, and subject to the discussion below concerning backup withholding:

          (a) no withholding of United States federal income tax will be required with respect to the payment by the Issuer (or the Corporation) or any paying agent of principal or interest (which for purposes of this discussion includes any OID) on the Series A Capital Securities (or the Series A Subordinated Debentures) to a Non-United States Holder, provided
     (i) that such Non-United States Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Corporation entitled to vote within the meaning of section 871(h)(3) of the Code and the regulations thereunder, (ii) such Non-United States Holder is not a controlled foreign corporation that is related to the Corporation through stock ownership, (iii) such Non-United States Holder is not a bank whose receipt of interest on the Series A Subordinated Debentures is described in section 881(c)(3)(A) of the Code and (iv) such Non-United States Holder satisfies the statement requirement (described generally below) set forth in section 871(h) and section 881(c) of the Code and the regulations thereunder; and

          (b) no withholding of United States federal income tax will be required with respect to any gain realized by a Non-United States Holder upon the sale or other disposition of the Series A Capital Securities (or the Series A Subordinated Debentures).

     To satisfy the requirement referred to in (a)(iv) above, the Non-United States Holder, or a financial institution holding the Series A Capital Securities on behalf of such owner, must provide, in accordance with specified procedures, to the Issuer or its paying agent, a statement to the effect that the Non-United States Holder is not a United States Person. Currently, these requirements will be met if (1) the Non-United States Holder provides his name and address, and certifies, under penalties of perjury, that it is not a United States Person (which certification may be made on an IRS Form W-8 (or successor form)) or (2) a financial institution holding the Series A Capital Securities on behalf of the Non-United States Holder certifies, under penalties of perjury, that such statement has been received by it and furnishes the Issuer or the paying agent with a copy thereof. Under recently finalized Treasury regulations (the "Final Regulations"), the statement requirement referred to in (a)(iv) above may also be satisfied with other documentary evidence for interest paid after December 31, 1999 with respect to an offshore account or through certain foreign intermediaries.

     If a Non-United States Holder cannot satisfy the requirements of the "portfolio interest" exception described in (a) above, payments of interest made to such Non-United States Holder will be subject to a 30% United States federal withholding tax unless the Beneficial Owner provides the Issuer or its paying agent, as the case may be, with a properly executed (1) IRS Form 1001 (or a successor form) claiming an exemption from, or a reduction of, such withholding tax under the benefit of a tax treaty or (2) IRS Form 4224 (or a successor form) stating that interest paid on the Series A Capital Securities (or the Series A Subordinated Debentures) is not subject to such withholding tax because it is effectively connected with the Beneficial Owner's conduct of a trade or business in the United States. Under the Final Regulations, Non-United States Holders generally will be required to provide an IRS Form W-8 in lieu of an IRS Form 1001 or an IRS Form 4224, although alternative documentation may be applicable in certain situations and certain forms and statements in effect on certain dates during the transition period described in Notice 98-16, I.R.B. 1998-15 (March 27, 1998), may expire and become ineffective, thus requiring the filing of new replacement certificates or statements.

     If a Non-United States Holder is engaged in a trade or business in the United States and interest on the Series A Capital Securities (or the Series A Subordinated Debentures) is effectively connected with the conduct of such trade or business, the Non-United States Holder, although exempt from the withholding tax discussed above, will be subject to United States federal income tax on such interest on a net income basis in the same manner as if it were a United States Person. In addition, if such Non-United States Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, such interest income would be included in such foreign corporation's earnings and profits. Under the Final Regulations, Non-United States Holders will generally be required to provide IRS Form W-8 in lieu of IRS Form 1001 and IRS Form 4224, although alternative documentation may be applicable in certain situations and certain forms and statements in effect on certain dates during the transition period described in Notice 98-16 may expire and become ineffective, thus requiring the filing of new replacement certificates or statements.

     Any gain realized upon the sale or other disposition of the Series A Capital Securities (or the Series A Subordinated Debentures) generally will not be subject to United States federal income tax unless (i) such gain is effectively connected with a United States trade or business of the Non-United States Holder, (ii) in the case of a Non-United States Holder who is an individual, such individual is present in the United States for 183 days or more in the taxable year of such sale, exchange or retirement, and certain other conditions are met, or (iii) in the case of any gain representing accrued interest on the Series A Subordinated Debentures, the requirements described above are not satisfied.

     HOLDERS SHOULD CONSULT NOTICE 98-16 AND THEIR OWN TAX ADVISORS ABOUT THE NEW RULES CONCERNING BACKUP WITHHOLDING ON NON-UNITED STATES HOLDERS AND THE RELATED TRANSITION RULES.

BACKUP WITHHOLDING TAX AND INFORMATION REPORTING

     The amount of OID accrued on the Series A Capital Securities held of record by United States Persons (other than corporations and other exempt Securityholders), if any, will be reported to the IRS. "Backup" withholding at a rate of 31% will apply to payments of interest to non-exempt United States Persons unless the Securityholder furnishes its taxpayer identification number in the manner prescribed in applicable Treasury Regulations, certifies that such number is correct, certifies as to no loss of exemption from backup withholding and meets certain other conditions.

     Payment of the proceeds from the disposition of Series A Capital Securities to or through the United States office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner establishes an exemption from information reporting and backup withholding.

     Any amounts withheld from a Securityholder under the backup withholding rules will be allowed as a refund or a credit against such Securityholder's United States federal income tax liability, provided the required information is furnished to the IRS.

     It is anticipated that income on the Series A Capital Securities will be reported to holders on Form 1099 and mailed to holders of the Series A Capital Securities by January 31 following each calendar year.

                          CERTAIN ERISA CONSIDERATIONS

     Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (a "Plan"), should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the Series A Capital Securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

     Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code (also "Plans"), from engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code ("Parties in Interest") with respect to such Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code; however, governmental plans may be subject to similar provisions under applicable state laws.

     Under a regulation (the "Plan Assets Regulation") issued by the U.S. Department of Labor (the "DOL"), the assets of the Issuer would be deemed to be "plan assets" of a Plan for purposes of ERISA and Section 4975 of the Code if "plan assets" of the Plan were used to acquire an equity interest in the Issuer and no exception were applicable under the Plan Assets Regulation. An "equity interest" is defined under the Plan Assets Regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features and specifically includes a beneficial interest in a trust.

     Pursuant to an exception contained in the Plan Assets Regulation, the assets of the Issuer would not be deemed to be "plan assets" of investing Plans if, at all times, less than 25% of the value of each class of equity interests in the Issuer were held by Plans, other employee benefit plans not subject to ERISA or Section 4975 of the Code (such as governmental, church and foreign plans), and entities holding assets deemed to be "plan assets" of any Plan (collectively, "Benefit Plan Investors"), or if the Series A Capital Securities were "publicly-offered securities" for purposes of the Plan Assets Regulation. No assurance can be given that the Series A Capital Securities held by Benefit Plan Investors will be less than 25% of the total value of such Series A Capital Securities at the completion of the initial offering or thereafter, and no monitoring or other measures will be taken with respect to the satisfaction of the conditions to this exception. In addition, no assurance can be given that the Series A Capital Securities would be considered to be "publicly-offered securities" under the Plan Assets Regulation. All of the Series A Common Securities will be purchased and initially held by the Corporation.

     Certain transactions involving the Issuer could be deemed to constitute direct or indirect prohibited transactions under ERISA and Section 4975 of the Code with respect to a Plan if the Series A Capital Securities were acquired with "plan assets" of such Plan and the assets of the Issuer were deemed to be "plan assets" of Plans investing in the Issuer. For example, if the Corporation were a Party in Interest with respect to a Plan (either directly or by reason of its ownership of the Bank or other subsidiaries), extensions of credit between the Corporation and the Issuer (as represented by the Series A Subordinated Debentures and the Series A Guarantee) would likely be prohibited by Section 406(a)(1)(B) of ERISA and Section 4975(c)(1)(B) of the Code, unless exemptive relief were available under an applicable administrative exemption (see below). In addition, if the Corporation were considered to be a fiduciary with respect to the Issuer as a result of certain powers it holds (such as the powers to remove and replace the Property Trustee and the Administrative Trustees), it is possible that the optional redemption or acceleration of the Series A Subordinated Debentures would be considered to be prohibited transactions under
Section 406(b) of ERISA and Section 4975(c)(1)(E) of the Code. IN ORDER TO AVOID SUCH PROHIBITED TRANSACTIONS, EACH INVESTING PLAN, BY PURCHASING SERIES A CAPITAL SECURITIES, WILL BE DEEMED TO HAVE DIRECTED THE ISSUER TO INVEST IN THE SERIES A SUBORDINATED DEBENTURES AND TO HAVE APPOINTED THE PROPERTY TRUSTEE.

     The DOL has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the Series A Capital Securities if assets of the Issuer were deemed to be "plan assets" of Plans investing in the Issuer as described above. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts), and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

     Because the Series A Capital Securities may be deemed to be equity interests in the Issuer for purposes of applying ERISA and Section 4975 of the Code, the Series A Capital Securities may not be purchased or held by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption. Any purchaser or holder of the Series A Capital Securities or any interest therein will be deemed to have represented by its purchase and holding thereof that it either (a) is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with "plan assets" of any Plan or (b) is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption with respect to such purchase or holding. If a purchaser or holder of the Series A Capital Securities that is a Plan or a Plan Asset Entity elects to rely on an exemption other than PTCE 96-23, 95-60, 91-38, 90-1 or 84-14, the Corporation and the Issuer may require a satisfactory opinion of counsel or other evidence with respect to the availability of such exemption for such purchase and holding.

     Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the Series A Capital Securities on behalf of or with "plan assets" of any Plan consult with their counsel regarding the potential consequences if the assets of the Issuer were deemed to be "plan assets" and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or any other applicable exemption.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the Underwriting Agreement
dated April   , 1998 (the "Underwriting Agreement"), the Corporation and the
Issuer have agreed that the Issuer will sell to each of the Underwriters named below, and each of such Underwriters has severally agreed to purchase from the Issuer, the respective number of Series A Capital Securities set forth opposite its name below:

                                                 NUMBER OF SERIES A CAPITAL SECURITIES
                                                 -------------------------------------
CIBC Oppenheimer Corp. ........................
Legg Mason Wood Walker, Incorporated...........
                                                               ---------
          Total................................                1,200,000
                                                               =========

     Under the terms and conditions of the Underwriting Agreement, the Underwriters are committed to take and pay for all of the Series A Capital Securities if any are taken.

     The Underwriters propose initially to offer the Series A Capital Securities in part directly to the public at the initial public offering price set forth on the cover page of this Prospectus and in part to certain securities dealers at such price less a concession not in excess of $ per Series A Capital Security. The Underwriters may allow, and such dealers may reallow, a concession not to
exceed $   per Series A Capital Security to certain brokers and dealers. After the Series A Capital Securities are released for sale to the public, the initial public offering price and other selling terms may from time to time be varied by the Underwriters.

     In view of the fact that the proceeds from the sale of the Series A Capital Securities will be used to purchase the Series A Subordinated Debentures issued by the Corporation, the Underwriting Agreement provides that the Corporation will pay as Underwriters' compensation for the Underwriters' arranging the investment in such Series A Subordinated Debentures of such proceeds an amount
of $     per Series A Capital Security for the accounts of the several
Underwriters.

     The Issuer has granted to the Underwriters an option, exercisable for 30 days from the date of this Prospectus, to purchase up to an additional 180,000 Series A Capital Securities at the public offering price set forth on the cover page hereof less underwriting discounts. The Underwriters may exercise such option to purchase additional Series A Capital Securities solely for the purpose of covering over-allotments, if any, incurred in the sale of the Series A Capital Securities.

     To the extent that the Underwriters exercise their option to purchase additional Series A Capital Securities, the Issuer will issue and sell to the Company additional Series A Capital Securities and the Company will issue and sell to the Issuer Series A Junior Subordinated Debentures in an aggregate principal amount equal to the total Liquidation Amount of the additional Series A Capital Securities being purchased pursuant to the option and the additional Series A Capital Securities.

     The Corporation and the Issuer have agreed that, during the period beginning from the date of the Underwriting Agreement and continuing to and including the earlier of (i) the termination of trading restrictions on the Series A Capital Securities, as determined by the Underwriters, and (ii) the closing date, they will not offer, sell, contract to sell or otherwise dispose of, any other beneficial interests in the assets of the Issuer, or any preferred securities or any other securities of the Issuer or the Corporation which are substantially similar to the Series A Capital Securities, including any guarantee of such securities, or any securities convertible into or exchangeable for or representing the right to receive preferred securities or any such substantially similar securities of either the Issuer or the Corporation, without the prior written consent of the Underwriters, except for the Series A Capital Securities offered in connection with this offering.

     Prior to this offering, there has been no public market for the Series A Capital Securities. Although the Underwriters have indicated to the Corporation and the Issuer that they intend to make a market in the Series A Capital Securities, they are not obligated to do so and may discontinue any such market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading markets for the Series A Capital Securities.

     The Corporation and the Issuer have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Act.

     It is expected that delivery of the Series A Capital Securities will be
made against payment therefor on or about April   , 1998, as agreed upon by the
Corporation, the Issuer and the Underwriters in accordance with Rule 15c6-1 under the Exchange Act.

     Certain of the Underwriters or their affiliates have provided from time to time, and expect to provide in the future, investment services to the Corporation and its affiliates, for which such Underwriters or their affiliates have received or will receive customary fees and commissions.

     In connection with this offering and in compliance with applicable law, the Underwriters, may over-allot (i.e., sell more Series A Capital Securities than the total amount shown on the list of Underwriters and participations which appears above) and may effect transactions which stabilize, maintain or otherwise affect the market price of the Series A Capital Securities at levels above those which might otherwise prevail in the open market. Such transactions may include placing bids for the Series A Capital Securities or effecting purchases of the Series A Capital Securities for the purpose of pegging, fixing or maintaining the price of the Series A Capital Securities or for the purpose of reducing a syndicate short position created in connection with the offering. In addition, the contractual arrangements among the Underwriters include a provision whereby, if CIBC Oppenheimer purchases Series A Capital Securities in the open market for the account of the underwriting syndicate and the securities purchased can be traced to a particular Underwriter or member of the selling group, the underwriting syndicate may require the Underwriter or selling group member in question to purchase the Series A Capital Securities in question at the cost price to the syndicate or may recover from (or decline to pay to) the Underwriter or selling group member in question the selling concession applicable to the securities in question. CIBC Oppenheimer is not required to engage in any of these activities and any such activities, if commenced, may be discontinued at any time.

                             VALIDITY OF SECURITIES

     Certain matters of Delaware law relating to the validity of the Series A Capital Securities, the enforceability of the Series A Trust Agreement and the formation of the Issuer will be passed upon by Richards, Layton & Finger, special Delaware counsel to the Corporation and the Issuer. The validity of the Series A Guarantee and the Series A Subordinated Debentures will be passed upon for the Corporation by Stevens & Lee and for the Underwriters by Simpson Thacher & Bartlett. Stevens & Lee and Simpson Thacher & Bartlett will rely on the opinion of Richards, Layton & Finger as to matters of Delaware law. Certain matters relating to United States federal income tax considerations described in this Prospectus will be passed upon for the Corporation by Stevens & Lee.

                                    EXPERTS

     The consolidated financial statements of the Corporation incorporated by reference in this prospectus and registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and is incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION, THE ISSUER OR BY THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS, NOR ANY SALE MADE HEREUNDER AND THEREUNDER, SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THE INFORMATION HEREIN OR THEREIN IS CURRENT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE CORPORATION OR THE ISSUER SINCE THE DATE HEREOF.
             ------------------------------------------------------
TABLE OF CONTENTS

PROSPECTUS
Available Information                          4
Incorporation of Certain Documents by
  Reference                                    4
Summary                                        6
Risk Factors                                   9
USBANCORP Capital Trust I                     14
USBANCORP, Inc.                               14
Use of Proceeds                               16
Consolidated Ratios of Earnings to Fixed
  Charges                                     16
Capitalization                                17
Selected Consolidated Financial Data          18
Accounting Treatment                          19
Description of Series A Capital Securities    20
Description of Series A Subordinated
  Debentures                                  31
Book-Entry Issuance                           39
Description of Series A Guarantee             41
Relationship Among the Series A Capital
  Securities, the Series A Subordinated
  Debentures and the Series A Guarantee       44
Certain Federal Income Tax Consequences       45
Certain ERISA Considerations                  49
Underwriting                                  51
Validity of Securities                        52
Experts                                       52

Prospectus

USBANCORP CAPITAL
TRUST I

$30,000,000

BLUS(SM)
   % BENEFICIAL UNSECURED SECURITIES,
SERIES A

(LIQUIDATION AMOUNT $25
PER CAPITAL SECURITY)

FULLY AND UNCONDITIONALLY GUARANTEED,
AS DESCRIBED HEREIN, BY

USBANCORP, INC.

                                [USBANCORP LOGO]
CIBC OPPENHEIMER
LEGG MASON WOOD WALKER
                           INCORPORATED
Dated April   , 1998

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following expenses, other than the SEC registration fee, are estimated. All expenses of this offering will be paid by the Company.

SEC registration fee........................................    $ 10,178
Trustee's fees..............................................    $  6,000
Blue Sky fees and expenses..................................       5,000
Transfer agent's and registrar's fees and expenses..........           0
Printing and engraving expenses.............................      20,000
Accounting fees and expenses................................      50,000
Legal fees and expenses (other than Blue Sky fees and
  expenses).................................................     150,000
Miscellaneous...............................................       8,822
                                                                --------
          Total.............................................    $250,000
                                                                ========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Pennsylvania law provides that a Pennsylvania corporation may indemnify directors, officers, employees, and agents of the corporation against liabilities they may incur in such capacities for any action taken or any failure to act, whether or not the corporation would have the power to indemnify the person under any provision of law, unless such action or failure to act is determined by a court to have constituted recklessness or willful misconduct. Pennsylvania law also permits the adoption of a bylaw amendment, approved by shareholders, providing for the elimination of a director's liability for monetary damages for any action taken or any failure to take any action unless
(1) the director has breached or failed to perform the duties of his office and
(2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

     The Bylaws of the Corporation provide for (1) indemnification of directors, officers, employees, and agents of the Corporation and its subsidiaries and (2) the elimination of a director's liability for monetary damages to the fullest extent permitted by Pennsylvania law.

     Directors and officers are also insured against certain liabilities for their actions, as such, by an insurance policy obtained by the Corporation.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

EXHIBIT
  NO.
-------
   1.     Underwriting Agreement*
   4.1    Indenture of USBANCORP, Inc. relating to the Junior
          Subordinated Debentures*
   4.2    Form of Certificate of Junior Subordinated Debentures*
   4.3    Certificate of Trust of USBANCORP Capital Trust I*
   4.4    Declaration of Trust of USBANCORP Capital Trust I*
   4.5    Amended and Restated Trust Agreement for USBANCORP Capital
          Trust I*
   4.6    Form of Capital Security Certificate for USBANCORP Capital
          Trust I*
   4.7    Form of Guarantee Agreement of USBANCORP, Inc. relating to the Trust Securities*
   5.1    Opinion and consent of Stevens & Lee, P.C. to USBANCORP,
          Inc. as to legality of the Junior Subordinated Debentures
          and the Guarantee to be issued by USBANCORP, Inc. *
   5.2    Opinion of Richards, Layton & Finger, special Delaware
          counsel, as to legality of the Capital Securities to be
          issued by USBANCORP Capital Trust I*

EXHIBIT
  NO.
-------
   8      Opinion of Stevens & Lee, P.C., special tax counsel, as to certain federal income tax matters*
  12.1    Computation of ratio of earnings to fixed charges (excluding interest on deposits)*
  12.2    Computation of ratio of earnings to fixed charges (including interest on deposits)*
  23.1    Consent of Arthur Andersen LLP
  23.2    Consent of Stevens & Lee, P.C. (included in Exhibit 5.1)*
  23.3    Consent of Richards, Layton & Finger (included in Exhibit
          5.2)*
  24      Power of Attorney of certain officers and directors of
          USBANCORP, Inc. (included in signature page hereto)
  25.1    Form T-1 Statement of Eligibility of The Bank of New York to
          act as trustee under the Amended and Restated Declaration of
          Trust of USBANCORP Capital Trust I*
  25.2    Form T-1 Statement of Eligibility of The Bank of New York to
          act as trustee under the Indenture*
  25.3    Form T-1 Statement of Eligibility of The Bank of New York to
          act as trustee under the Exchange Guarantee for the benefit of the holders of Capital Securities of USBANCORP Capital
          Trust I*
  27.1    Financial Data Schedule.

---------------
* To be filed by amendment.

ITEM 17.  UNDERTAKINGS.

     Each of the undersigned Registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of a Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each undersigned Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each undersigned Registrant of expenses incurred or paid by a director, officer of controlling person of each Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of its counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

     The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or

     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, USBANCORP, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Johnstown, in the Commonwealth of Pennsylvania, on the day of April 13, 1998.

                                          USBANCORP, INC.

                                          By: /s/ TERRY K. DUNKLE

                                            ------------------------------------
                                            Terry K. Dunkle
                                            Chairman, President and Chief
                                              Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terry K. Dunkle, Jeffrey A. Stopko and Jeffrey P. Waldron, Esquire, and each of them, his true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacity, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could to in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                      SIGNATURE                                     TITLE                     DATE
                      ---------                                     -----                     ----
/s/ TERRY K. DUNKLE                                    Chairman, President, and Chief    April 13, 1998
-----------------------------------------------------  Executive Officer
Terry K. Dunkle

/s/ JEROME M. ADAMS                                    Director                          April 13, 1998
-----------------------------------------------------
Jerome M. Adams

/s/ CLIFFORD A. BARTON                                 Director                          April 13, 1998
-----------------------------------------------------
Clifford A. Barton

/s/ MICHAEL F. BUTLER                                  Director                          April 13, 1998
-----------------------------------------------------
Michael F. Butler

/s/ JAMES C. DEWAR                                     Director                          April 13, 1998
-----------------------------------------------------
James C. Dewar

/s/ JAMES M. EDWARDS, SR.                              Director                          April 13, 1998
-----------------------------------------------------
James M. Edwards, Sr.

                                                       Director                          April   , 1998
-----------------------------------------------------
Richard W. Kappel

                      SIGNATURE                                     TITLE                     DATE
                      ---------                                     -----                     ----

                                                       Director                          April   , 1998
-----------------------------------------------------
John H. Kunkle, Jr.

/s/ ROBERT L. WISE                                     Director                          April 13, 1998
-----------------------------------------------------
Robert L. Wise

/s/ MARGARET A. O'MALLEY                               Director                          April 13, 1998
-----------------------------------------------------
Margaret A. O'Malley

/s/ MARK E. PASQUERILLA                                Director                          April 13, 1998
-----------------------------------------------------
Mark E. Pasquerilla

                                                       Director                          April   , 1998
-----------------------------------------------------
Jack Sevy

/s/ THOMAS C. SLATER                                   Director                          April 13, 1998
-----------------------------------------------------
Thomas C. Slater

                                                       Director                          April   , 1998
-----------------------------------------------------
James C. Spangler

/s/ JEFFREY A. STOPKO                                  Senior Vice President and Chief   April 13, 1998
-----------------------------------------------------  Financial Officer (principal
Jeffrey A. Stopko                                      financial and accounting
                                                       officer)

     Pursuant to the requirements of the Securities Act of 1933, USBANCORP Capital Trust I certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Johnstown, and Commonwealth of Pennsylvania, on the 13th day of April, 1998.

                                          USBANCORP CAPITAL TRUST I

                                          By: /s/ JEFFREY A. STOPKO

                                            ------------------------------------
                                            Jeffrey A. Stopko
                                            as Administrative Trustee

                                          By: /s/ TERRY K. DUNKLE

                                            ------------------------------------
                                            Terry K. Dunkle
                                            as Administrative Trustee

                                          By: /s/ ANTHONY M. V. ERAMO

                                            ------------------------------------
                                            Anthony M. V. Eramo
                                            as Administrative Trustee